UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FIRST BANCORP.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

2018

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

1519 PONCE DE LEON AVENUE

SAN JUAN, PUERTO RICO 00908

(787) 729-8200

NOTICE OF

2018 ANNUAL MEETING

OF STOCKHOLDERS

To the Stockholders of First BanCorp.:

NOTICE IS HEREBY GIVEN that, pursuant to a resolution of the Board of Directors and Article I, Section 2 of First BanCorp.’s By-laws, the 2018 Annual Meeting of Stockholders (“Annual Meeting”) of First BanCorp. will be held at 10:00 a.m., local time, on Thursday, May 24, 2018, at the Corporation’s principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, for the purpose of considering and taking action on the following matters, all of which are more completely described in the accompanying Proxy Statement:

1.	To elect the eight (8) directors named in the accompanying proxy statement;

2.	To approve on a non-binding basis the 2017 compensation of First BanCorp’s named executive officers (“NEOs”); and

3.	To vote on a non-binding basis on the frequency of future advisory votes on the Corporation’s executive compensation.

In addition, we will consider and take action on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

Only stockholders of record as of the close of business on April 5, 2018 are entitled to receive notice of and to vote at the Annual Meeting. A list of such stockholders will be available at our principal offices, at the address set forth above, for the examination by any stockholder for any purpose germane to the meeting during ordinary business hours, for a period of ten days prior to the Annual Meeting.

We continue to use the Internet as our primary means of furnishing proxy materials to most of our stockholders, in accordance with U.S. Securities and Exchange Commission rules. Rather than sending stockholders a paper copy of our proxy materials, we are sending them a Notice of Internet Availability of Proxy Materials that contains instructions for accessing the materials and voting via the Internet. We believe this method of distribution makes the proxy distribution process more efficient, less costly and reduces our impact on the environment. This Proxy Statement and our 2017 Annual Report are available at www.1firstbank.com and https://materials.proxyvote.com/318672. Stockholders may request a copy of the proxy materials in printed form by following the procedures set forth in the Notice of Internet Availability of Proxy Materials.

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present at the Annual Meeting, you are urged to vote as soon as possible so that the Corporation may be assured of the presence of a quorum at the meeting. You may vote via the Internet, by telephone or, if you received a paper proxy card in the mail, by mailing the completed proxy card. The instructions on the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services. You may revoke any proxy that you give at any time prior to its exercise

By Order of the Board of Directors,

/s/ Lawrence Odell

Lawrence Odell

Secretary

San Juan, Puerto Rico

April 13, 2018

2018 ANNUAL MEETING OF STOCKHOLDERS	1

QUESTIONS AND ANSWERS ABOUT THE

MEETING	1

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON

MAY 24, 2018	5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT	5

Beneficial Owners of More Than 5% of our Common Stock	5
Beneficial Ownership of Directors, Director Nominees and Executive Officers	6

INFORMATION WITH RESPECT TO NOMINEES STANDING FOR ELECTION AS DIRECTORS AND WITH RESPECT TO EXECUTIVE

OFFICERS OF THE CORPORATION	8

PROPOSAL NO. 1 — ELECTION OF DIRECTORS	8

Director Qualifications	8
Nominees Standing for Election as Directors for Terms Expiring at the 2019 Annual Meeting	10
Required Vote	15
Recommendation of the Board of Directors	15
INFORMATION ABOUT EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS	16

CORPORATE GOVERNANCE AND RELATED

MATTERS	19

CERTAIN RELATIONSHIPS AND RELATED

PERSON TRANSACTIONS	30

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION	32

COMPENSATION OF DIRECTORS	32

PROPOSAL NO. 2 — NON-BINDING APPROVAL OF COMPENSATION OF NAMED EXECUTIVE

OFFICERS	35

Background of the Proposal	35
Required Vote	36
Recommendation of the Board of Directors	36
PROPOSAL NO. 3 — NON-BINDING VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE CORPORATION’S

EXECUTIVE COMPENSATION	37

Background of the Proposal	37
Required Vote	37
Recommendation of the Board of Directors	37

EXECUTIVE COMPENSATION DISCLOSURE

COMPENSATION DISCUSSION AND ANALYSIS	38

Foreword	38
New Executive Compensation Program: Effective July 1, 2017	39
2017 Business Overview / Impact on Executive Compensation	42
What Guides Our Program	44
The 2017 Executive Compensation Program in Detail	46
Other Practices, Policies and Guidelines	54

COMPENSATION COMMITTEE REPORT	57

EXECUTIVE COMPENSATION TABLES AND COMPENSATION INFORMATION	58

Summary Compensation Table	58
Grants of Plan-Based Awards	59
Outstanding Equity Awards at Fiscal Year End	61
Options Exercised and Stock Vested Information	61
Employment Contracts, Termination of Employment, and Change in Control Arrangements	61
CEO Pay Ratio	64

STOCKHOLDER PROPOSALS FOR THE 2019

ANNUAL MEETING	65

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE	65

HOUSEHOLDING	65

OBTAINING THE ANNUAL REPORT	66

APPENDIX A	67

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	i

1519 PONCE DE LEON AVENUE

SAN JUAN, PUERTO RICO 00908

2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2018

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of First BanCorp. (the “Corporation”) for use at the 2018 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Thursday, May 24, 2018, at the Corporation’s principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement, the Notice of 2018 Annual Meeting of Stockholders and the enclosed form of proxy are first being sent or given on or about April 13, 2018 to stockholders of record as of April 5, 2018 (the “Record Date”). We have made available with this Proxy Statement the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Annual Report”), although the Annual Report should not be deemed to be part of this Proxy Statement. The Board has designated the individuals identified on the proxy card (the “proxy holders”) to serve as proxies to vote the shares represented at the Annual Meeting. Shares represented by properly executed proxies that we receive will be voted at the Annual Meeting in accordance with the instructions specified in the proxies. If you properly submit a proxy but do not give instructions on how you want your shares to be voted, your shares will be voted by the proxy holders in accordance with the Board’s recommendations described below.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board, the Board committees, the compensation of directors and executive officers, and other required information.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the following matters, which are identified in the accompanying Notice of Annual Meeting of Stockholders:

•	the election of eight (8) directors, each for a term expiring at the 2019 Annual Meeting of Stockholders;

•	the approval on a non-binding basis of the 2017 compensation of the Corporation’s NEOs (as defined below); and

•	the vote on a non-binding basis on the frequency of future advisory votes on the Corporation’s executive compensation.

What should I receive?

You should receive this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card and the Annual Report with the audited financial statements for the year ended December 31, 2017, audited by KPMG LLP.

How many votes do I have?

You will have one vote for every share of the Corporation’s common stock, par value $0.10 per share (“Common Stock”), you owned as of the close of business on April 5, 2018, the Record Date.

If I am a holder of shares of Common Stock, but I did not hold my shares of Common Stock as of the Record Date, am I entitled to vote?

No. If you were not a record or beneficial holder of shares of Common Stock as of the Record Date, you will not be entitled to vote on the proposals.

How many shares of stock are outstanding?

On the Record Date, 216,389,958 shares of Common Stock were issued and outstanding.

How many votes must be present to hold the Meeting?

Holders of a majority of the outstanding shares of Common Stock must be present either in person or by proxy to enable us to conduct business at the Annual Meeting. Proxies received but marked as abstentions will be included in the calculation of the

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	1

2018 Annual Meeting of Stockholders to be Held on May 24, 2018 | Questions and Answers about the Meeting

number of shares considered to be present at the Annual Meeting for purposes of determining whether holders of a majority of the outstanding shares of Common Stock are present. Broker non-votes will not be counted. A broker non-vote occurs when a broker, bank, trustee or other nominee has not received voting instructions from the beneficial owner and the broker, bank, trustee or other nominee does not have discretionary authority to vote on a particular matter. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to conduct business at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be counted by Broadridge Financial Solutions, an independent third party.

What vote is required and how are abstentions and broker non-votes treated?

To be elected, directors must receive the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. Abstentions will have the same effect as votes cast AGAINST and broker non-votes will not be counted as either a vote cast for or a vote cast against the nominee and, therefore, will have no effect on the results for the election of directors.

As to approval of the advisory vote related to executive compensation and the advisory vote related to the frequency of future advisory votes on the Corporation’s executive compensation, the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote will be required for approval. Abstentions will have the same effect as votes cast AGAINST the proposals and broker non-votes will not be counted in determining the number of shares necessary for approval.

On which proposals can my broker vote my shares?

Brokers do not have discretionary authority to vote shares on the election of directors, on the non-binding approval of compensation of the Corporation’s NEOs and on the non-binding vote on the frequency of future advisory votes on the Corporation’s executive compensation. You must instruct your broker how to vote your shares so that your vote can be counted.

How does the Board recommend that I vote?

The following are the Board’s recommendations with respect to each of the items to be considered and voted upon at the Annual Meeting:

•	Proposal No. 1 — The Board recommends a vote FOR each nominee to the Board;

•	Proposal No. 2 — The Board recommends a vote FOR the non-binding advisory approval of the 2017 compensation of the Corporation’s NEOs; and

•	Proposal No. 3 — The Board recommends a vote FOR the non-binding approval of an annual advisory vote on the Corporation’s executive compensation.

How do I vote?

If you are a “stockholder of record” on the Record Date, you may vote by proxy without attending the Annual Meeting by:

•	voting via the Internet (instructions are on the Notice of Internet Availability of Proxy Materials or the proxy card).

•	voting by telephone (instructions are on the proxy card); or

•	voting by mail if you receive or request paper copies of the proxy materials by completing the enclosed proxy card, signing, dating, and returning it in the enclosed postage-paid envelope.

Internet and telephone voting is available until 11:59 p.m. Eastern Time on May 23, 2018. Please refer to the specific instructions set forth on the Notice of Internet Availability of Proxy Materials or the proxy card for additional information on how to vote. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

If you hold your shares in “street name” (i.e., your shares are held of record by a broker, bank, trustee or other nominee), your broker, bank, trustee or other nominee will provide you with materials and instructions for voting your shares, including a voting instruction form.

2	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

2018 Annual Meeting of Stockholders to be Held on May 24, 2018 | Questions and Answers about the Meeting

Can I vote my shares in person at the Annual Meeting?

If you are a “stockholder of record” on the Record Date, you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a valid, legal proxy from your broker, banker, trustee or other nominee, giving you the right to vote your shares at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and these proxy materials are being provided directly to you. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote via the Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card.

Beneficial Owner. If your shares are held by a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, trustee or other nominee, who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank, trustee or other nominee on how to vote the shares held in your account, and the broker, bank, trustee or other nominee who holds your shares will inform you how to instruct it to vote your shares. The organization that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. As noted above, if you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid, legal proxy from your broker, bank, trustee or other nominee giving you the right to vote your shares at the Annual Meeting. The organization that holds your shares cannot vote your shares without your instructions on Proposals No. 1, No. 2 and No. 3 so it is important that you instruct your nominee how to vote your shares.

Who will bear the costs of soliciting proxies for the Annual Meeting?

We will bear the cost of soliciting proxies for the Annual Meeting. In addition to solicitation by mail, proxies may be solicited personally, by telephone or otherwise. Our directors, officers and employees may also solicit proxies but will not receive any additional compensation for their services. Proxies and proxy materials will also be distributed at our expense by brokers, nominees, custodians and other similar parties.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by sending in a new proxy card with a later date, or casting a new vote over the Internet or by telephone, or sending a written notice of revocation to the President or Corporate Secretary at First BanCorp., at P.O. Box 9146, San Juan, Puerto Rico 00908-0146, that is delivered before the proxy is exercised. Internet and telephone voting is available until 11:59 p.m. Eastern Time on May 23, 2018. If you attend the Annual Meeting and vote in person, your previously submitted proxy will not be used.

If your shares are held in the name of a broker, bank, trustee or other nominee, that institution will instruct you as to how your vote may be changed.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple Notices of Internet Availability of Proxy Materials or multiple copies of this Proxy Statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a voting instruction form for each brokerage account in which you hold shares. You should exercise your vote in connection with each set of voting materials you receive as they represent different shares.

Could other matters be decided at the Annual Meeting?

The Board does not intend to present any business at the Annual Meeting other than that described in the Notice of Annual Meeting of Stockholders. The Board at this time knows of no other matters that may come before the Annual Meeting and the Chairman of the Annual Meeting will declare out of order and disregard any matter not properly presented. However, if any new matter or stockholder proposal requiring the vote of the stockholders is properly presented before the Annual Meeting, proxies may be voted with respect thereto in accordance with the best judgment of the proxy holders, under the discretionary authority granted by stockholders in their proxies in connection with general matters, subject to compliance with Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	3

2018 Annual Meeting of Stockholders to be Held on May 24, 2018 | Questions and Answers about the Meeting

What happens to my vote if the Annual Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is exercised.

Who can help answer my questions?

You should contact Lawrence Odell, Secretary of the Board, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8041, if you have any questions about how to vote or need copies of our public filings submitted to the U.S. Securities and Exchange Commission (“SEC”).

4	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2018

You will help the Corporation protect the environment and save postage and printing expenses in future years by consenting to receive the annual report and proxy materials via the Internet. This Proxy Statement and the Annual Report are available at

https://materials.proxyvote.com/318672. You may obtain directions regarding how to attend the Annual Meeting and vote in person by contacting Lawrence Odell, Secretary of the Board, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8041.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of April 5, 2018, unless otherwise specified, with respect to shares of our Common Stock beneficially owned by: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each director, each director nominee and each executive officer named in the Summary Compensation Table in this Proxy Statement (the “NEOs”); and (3) all current directors and executive officers as a group. This information has been provided by each of the directors and executive officers at our request or derived from statements filed with the SEC pursuant to Section 13(d), 13(g), or 16(a) of the Exchange Act. Beneficial ownership of securities means the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security). As of April 5, 2018, no officer or director, and, to the Corporation’s knowledge, no beneficial owner of more than 5% of the shares of Common Stock owns any of the Corporation’s outstanding preferred stock. Unless otherwise indicated, to the Corporation’s knowledge, the beneficial owner has sole voting and dispositive power over the shares.

(1) Beneficial Owners of More Than 5% of our Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(a)
BlackRock, Inc.	23,498,884	(b)	10.9%
55 East 52nd Street
New York, NY 10055
The Vanguard Group .	18,469,569	(c)	8.5%
100 Vanguard Blvd.
Malvern, PA 19355
Dimensional Fund Advisors LP	13,714,871	(d)	6.3%
Building One
6300 Bee Cave Road
Austin, Texas, 78746
Point72 Asset Management, L.P.	11,438,175	(e)	5.3%
72 Cummings Point Road
Stamford, CT 06902

(a)	Based on 216,389,958 shares of Common Stock outstanding as of April 5, 2018.

(b)	Based solely on a Schedule 13G filed with the SEC on January 23, 2018 in which BlackRock, Inc. reported aggregate beneficial ownership of 23,498,884 shares of Common Stock as of December 31, 2017. BlackRock, Inc. reported that it possessed sole power to dispose or direct the disposition of 23,498,884 shares of Common Stock. BlackRock, Inc. reported that it possessed sole power to vote or direct the vote of 23,110,247 shares of Common Stock beneficially owned.

(c)	Based solely on a Schedule 13G filed with the SEC on February 8, 2018 in which The Vanguard Group reported aggregate beneficial ownership of 18,469,569 shares of Common Stock as of December 31, 2017. The Vanguard Group reported that it possessed sole power to dispose or direct the disposition of 18,264,681 shares of Common Stock and shared power to dispose or direct the disposition of 204,888 shares of Common Stock. The Vanguard Group reported that it possessed sole power to vote or direct the vote of 208,638 shares of Common Stock and shared power to vote or direct the vote of 11,140 shares of Common Stock beneficially owned.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	5

Security Ownership of Certain Beneficial Owners and Management | Beneficial Owners of More Than 5% of our Common Stock

(d)	Based solely on a Schedule 13G filed with the SEC on February 9, 2018 in which Dimensional Fund Advisors LLP reported aggregate beneficial ownership of 13,714,871 shares of Common Stock as of December 31, 2017. Dimensional Fund Advisors LLP reported that it possessed sole power to dispose or direct the disposition of 13,714,871 shares of Common Stock. Dimensional Fund Advisors LLP reported that it possessed sole power to vote or direct the vote of 13,053,560 shares of Common Stock beneficially owned.

(e)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018 by (i) Point72 Asset Management, L.P. (“Point72 Asset Management”) with respect to shares of Common Stock held by certain investment funds it manages; (ii) Point72 Capital Advisors, Inc. (“Point72 Capital Advisors Inc.”) with respect to shares of Common Stock held by certain investment funds managed by Point72 Asset Management; (iii) Cubist Systematic Strategies, LLC (“Cubist Systematic Strategies”) with respect to shares of Common Stock held by certain investment funds it manages; and (iv) Steven A. Cohen (“Mr. Cohen”) with respect to shares of Common Stock beneficially owned by Point72 Asset Management, Point72 Capital Advisors Inc., and Cubist Systematic Strategies (collectively the “Reporting Group”). The Reporting Group reported aggregate beneficial ownership of 11,438,175 shares of Common Stock as of December 31, 2017. The Reporting Group reported that it possessed shared power to dispose or direct the disposition of 11,438,175 shares of Common Stock. The Reporting Group reported that it possessed shared power to vote or direct the vote of 11,438,175 shares of Common Stock beneficially owned. The Reporting Group further reported that Point72 Asset Management, Point72 Capital Advisors Inc., Cubist Systematic Strategies, and Mr. Cohen own directly no Shares. Pursuant to an investment management agreement, Point72 Asset Management maintains investment and voting power with respect to the securities held by certain investment funds it manages. Point72 Capital Advisors Inc. is the general partner of Point72 Asset Management. Pursuant to an investment management agreement, Cubist Systematic Strategies maintains investment and voting power with respect to the securities held by certain investment funds it manages. Mr. Cohen controls each of Point72 Asset Management, Point72 Capital Advisors Inc., and Cubist Systematic Strategies. As of December 31, 2017, by reason of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, each of (i) Point72 Asset Management, Point72 Capital Advisors Inc., and Mr. Cohen may be deemed to beneficially own 11,347,410 Shares (constituting approximately 5.2% of the Shares outstanding); and (ii) Cubist Systematic Strategies and Mr. Cohen may be deemed to beneficially own 90,765 Shares (constituting <0.1% of the Shares outstanding). Each of Point72 Asset Management, Point72 Capital Advisors Inc., Cubist Systematic Strategies, and Mr. Cohen disclaims beneficial ownership of any of the securities covered by this statement.

(2) Beneficial Ownership of Directors, Director Nominees and Executive Officers:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percent of Class
Directors and Director Nominees
Juan Acosta Reboyras	51,541	*
Aurelio Alemán, President & Chief Executive Officer	1,043,315	*
Luz A. Crespo	47,619	*
Robert T. Gormley	72,918	*
John A. Heffern	33,206	*
Roberto R. Herencia, Chairman of the Board	808,117	*
David I. Matson	56,895	*
José Menéndez-Cortada	90,773	*

Named Executives
Orlando Berges, Executive Vice President & Chief Financial Officer	368,385	*
Calixto García-Velez, Executive Vice President	273,722	*
Nayda Rivera, Executive Vice President	287,311	*
Cassan Pancham, Executive Vice President	272,658	*
All current directors, Executive Officers and the Chief Accounting Officer as a group (19 persons as a group)	4,584,783	2.1%

*	Less than 1% of our outstanding Common Stock as of the Record Date.

6	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Security Ownership of Certain Beneficial Owners and Management | Beneficial Ownership of Directors, Director Nominees and Executive Officers

(a)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Also, it includes shares granted under the First BanCorp Omnibus Incentive Plan, as Amended (the “Omnibus Incentive Plan”), subject to forfeiture upon failure to meet vesting conditions, as follows: Mr. Juan Acosta Reboyras, 19,531; Mr. Alemán, 94,836; Mrs. Crespo; 18,120; Mr. Gormley, 19,860; Mr. Heffern, 8,064; Mr. Herencia, 109,704; Mr. Matson, 19,860; Mr. Menéndez-Cortada, 19,860; Mr. Berges 42,515; Mr. García-Vélez, 36,045; Mr. Pancham, 26,802; Mrs. Rivera, 34,752 and all current directors and executive officers as a group, 612,177. These amounts do not include shares of Common Stock represented by units in a unitized stock fund under our Defined Contribution Plan.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	7

INFORMATION WITH RESPECT TO NOMINEES STANDING FOR ELECTION AS DIRECTORS AND WITH RESPECT TO

EXECUTIVE OFFICERS OF THE CORPORATION

PROPOSAL NO. 1—ELECTION OF DIRECTORS

During fiscal year 2017, the composition of our Board changed in the following respects:

•	effective August 8, 2017, former director Michael P. Harmon resigned as a director;

•	effective August 30, 2017, former director Joshua D. Bresler resigned as a director; and

•	effective October 26, 2017, current director John A. Heffner became a director.

At the Annual Meeting, stockholders are being asked to vote on the election of eight people as members of the Board to serve until the 2019 Annual Meeting or until their respective successors are duly elected and qualified. The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the eight people listed below for election at the Annual Meeting.

Each of the nominees for director has agreed to be named in the proxy statement and to serve as a director if elected. Each nominee is currently serving as a director of the Corporation.

Our By-laws provide that the Board will consist of a number of members fixed from time to time by resolution of a majority of the Board, provided that the number of directors is always an odd number and not less than five nor more than fifteen. In accordance with our Restated Articles of Incorporation and By-laws, director nominees stand for election annually. A director is elected by the stockholders for a one-year term and serves until his or her successor is duly elected and qualified. If stockholders do not elect a nominee who is serving as a director, Puerto Rico corporation law provides that the director would continue to serve on the Board as a “holdover director.” Under our By-laws, an incumbent director who is not elected by a majority of the votes present in person or by proxy and entitled to vote must tender his or her resignation to the Board promptly following certification of the stockholder vote. The Board must act on the tendered resignation within 90 days following certification of the stockholder vote and must elect a new director by the affirmative vote of a majority of the Board to fill the vacancy until the next election of directors by stockholders. Given the resignations of Mr. Harmon and Mr. Bresler in August of 2017, the Board underwent a director search process. Pursuant to such process, the Board appointed Mr. Heffern to the Board in November 2017. The Board is actively seeking another candidate to the Board in order to bring the number of Board members back to nine and be in compliance with the aforementioned odd number requirement of the Corporation’s Restated Articles of Incorporation and By-laws.

Our retirement policy for the Board states that directors who reach the age of 70 may continue to serve until the end of the term to which they were elected, but will not be eligible to stand for re-election absent a waiver of this requirement. Pursuant to our Corporate Governance Guidelines and Principles, the Board of Directors waived this requirement with respect to its determination to include Robert T. Gormley, David I. Matson and José Menéndez-Cortada as director nominees in this Proxy Statement.

On March 21, 2018, the Board nominated current Directors Juan Acosta Reboyras, Aurelio Alemán, Luz A. Crespo, Robert T. Gormley, John A. Heffern, Roberto R. Herencia, David I. Matson, and José Menéndez-Cortada to serve terms ending at the 2019 Annual Meeting of Stockholders, and when their respective successors have been duly elected and qualified. Unless otherwise directed, each proxy executed and returned by a stockholder will be voted FOR the election of these nominees. If any nominee should be unable to serve or for good cause will not serve, the designated proxies will vote each executed and returned proxy for the substitute nominee or nominees as the Board may propose. At this time, the Board knows of no reason why any of the persons identified above may not be able to serve as a director if elected and has not identified any substitute nominees.

Except for Mr. Gormley and Mr. Matson, all of the members of the Board are also the members of the Board of Directors of FirstBank Puerto Rico (“FirstBank” or the “Bank”). The information presented below regarding the time of service on the Board includes terms concurrently served on the Board of Directors of the Bank as applicable.

DIRECTOR QUALIFICATIONS

Each director nominee has the qualifications and experience to focus on the complex issues confronting us and the financial industry. The nominees are leaders in business, finance, accounting or academia because of their intellectual acumen and analytic skills, strategic vision, ability to lead and inspire others to work with them, and records of outstanding accomplishments. Each has been chosen to stand for election in part because he or she has the ability and willingness to ask difficult questions, understand our unique challenges and evaluate the strategies proposed by management and, when applicable, oversee their implementation.

Our nominees collectively have a long record of professional integrity and dedication to their professions and community, a strong work ethic that includes coming fully prepared to meetings and fulfilling professional obligations, the ability to maintain a collegial environment, and the experience of having served as directors of the Corporation and other companies.

8	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Proposal No. 1—Election of Directors | Director Qualifications

In evaluating the composition of the Board, the Corporate Governance and Nominating Committee seeks to find and retain individuals who, in addition to having the qualifications set forth in our Corporate Governance Guidelines and Principles, have the skills, experience and abilities necessary to oversee our operations in the corporate and consumer businesses within Puerto Rico, the United States and the United States and British Virgin Islands. This Committee has determined that it is critically important to our proper operation and success that, through its members, our Board has expertise and experience in the following areas:

•	Leadership: Experience in significant leadership positions over an extended period, especially chief executive officer (“CEO”) positions. Directors with that experience generally provide the Corporation with special insights and possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Through their service as top leaders at other organizations, they also have access to important sources of market intelligence, analysis and relationships that benefit the Corporation.

•	Financial Services Industry: Experience in the financial services industry. Directors with that experience provide insight with respect to the Corporation’s diversified banking businesses, which provide a broad range of financial services to consumer and corporate customers.

•	Risk Management: Risk expertise to assist the Corporation in ensuring that it is properly identifying, measuring, monitoring, reporting, analyzing and controlling or mitigating risk. Risk management is a critical function of a financial services company, and its proper supervision requires directors with sophisticated risk management skills and experience. Directors provide oversight of the Corporation’s risk management framework, including the significant policies, procedures and practices used in managing credit, market and certain other risks, and review recommendations by management regarding risk mitigation.

•	Regulatory Compliance: Experience serving at, or interacting with, regulators, or operating businesses subject to extensive regulation, in order to ensure our continued compliance with the many applicable regulatory requirements and ensure ongoing effective relationships with our regulators. The Corporation and its subsidiaries are regulated and supervised by numerous regulatory agencies, both domestically and federally, including the Federal Reserve Board (the “Fed”), the Federal Deposit Insurance Corporation (the “FDIC”), and the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico (the “OCIF”) and other local banking and insurance authorities (collectively the “Regulators”).

•	Consumer Business: Extensive consumer experience to assist the Corporation in evaluating its business model and strategies for reaching and servicing its retail customers. The Corporation provides services to retail customers in connection with its retail banking, consumer finance, real estate lending, personal loans, auto loans, small and middle market commercial banking and other financial services businesses.

•	Corporate Business: A depth of understanding of and experience with complex business structures and transactions. Directors with that experience enhance the Corporation’s provision of a variety of services to its corporate clients, including financial restructurings, loans and cash management.

•	Financial Reporting: Direct or supervisory experience in the preparation of financial statements, as well as finance and accounting expertise. While the Board and its committees are not responsible for preparing our financial statements, they have oversight responsibility and the audit committee has the authority to select, oversee and evaluate our independent registered public accounting firm.

•	Legal Matters: Experience complying with legal and contractual requirements as well as understanding complex litigation and litigation strategies. Our Board has an important oversight function with respect to compliance with applicable requirements. In addition, it monitors legal proceedings and evaluates major settlements.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	9

Proposal No. 1—Election of Directors | Nominees Standing for Election as Directors for Terms Expiring at the 2018 Annual Meeting

NOMINEES STANDING FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING AT

THE 2018 ANNUAL MEETING

Juan Acosta Reboyras AGE: 62 DIRECTOR SINCE: August 2014

Director of the Corporation since August 2014. Mr. Juan Acosta Reboyras is the Managing Member and Co-Founder of Acosta & Ramirez, Law Offices LLC, specializing in tax and corporate law, individual tax planning, estate planning and general matters of tax and corporate law. Mr. Acosta Reboyras is a former partner of KPMG and of the Goldman Antonetti & Cordova and McConnell Valdes law firms. Throughout his 42-year career, Mr. Acosta-Reboyras has dealt with a variety of tax compliance and planning issues while concentrating on tax-related business affairs including corporate reorganizations, mergers, acquisitions and divestitures. He has also counseled clients on the organization and operation of corporations in Puerto Rico, applications for grants of tax exemption and United States and Puerto Rico income tax matters dealing with outbound and inbound transfers of assets. Mr. Acosta-Reboyras has been a Certified Public Accountant since 1977 and has been licensed to practice law in the Commonwealth of Puerto Rico and the United States Court of Appeals for the First Circuit since 1984. He is a former President of the Puerto Rico Society of Certified Accountants and a member of the Puerto Rico Bar Association and the American Institute of Certified Public Accountants. He is also a former member of the Board of Directors of the University of Puerto Rico.

Director Qualifications:

• Extensive experience in tax and corporate law gained as the managing partner of Acosta & Ramirez, LLP enhances the Board’s understanding of tax and financial matters.

• Variety of tax compliance and planning issues, including corporate reorganizations, mergers, acquisitions and divestitures brings to the Board vast legal related expertise.

• Leadership experience obtained from director and executive positions held at the Puerto Rico Society of Certified Accountants enhances the Board’s oversight functions.

10	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Proposal No. 1—Election of Directors | Nominees Standing for Election as Directors for Terms Expiring at the 2018 Annual Meeting

Aurelio Alemán AGE: 59 DIRECTOR SINCE: September 2009 President and Chief Executive Officer

President and Chief Executive Officer since September 2009. Director of First BanCorp. and its subsidiary FirstBank since September 2005. Mr. Alemán currently serves as Chairman of the Board of Directors and CEO of the Corporation’s subsidiaries First Federal Finance Limited Liability Company d/b/a Money Express, First Express, Inc., FirstBank Puerto Rico Securities Corp., First Management of Puerto Rico, L.L.C., FirstBank Insurance Agency, LLC. and FirstBank Overseas Corp. He was the Chairman of the Board of Directors and CEO of the Corporation’s subsidiary First Mortgage, Inc. from September 2005 through December 2014 and Senior Executive Vice President and Chief Operating Officer of First BanCorp. from October 2005 to September 2009. During that period, he was responsible for all the Retail & Consumer Banking Business Areas of FirstBank, as well as the operations of First Mortgage, First Leasing & Car Rental, FirstBank Insurance Agency, Inc., and First Federal Finance Limited Liability Company d/b/a Money Express. He was also in charge of the operations of FirstBank’s Florida banking subsidiary and the British and US Virgin Islands, where FirstBank is the leading banking institution. In addition, he supervised the Human Resources, Operations, Technology, Strategic Planning, and Marketing and Public Relations departments. He was the Executive Vice President responsible for the consumer lending business of FirstBank between 1998 and 2009, where he undertook the presidency of various of the Corporation’s subsidiaries, as follows: President of First Federal Finance Limited Liability Company d/b/a Money Express from 2000 to 2006; President of FirstBank Insurance Agency, Inc. from 2001 to 2006; and President of the Corporation’s subsidiary First Leasing & Rental Corp. from 1999 to June 2007. Previously, he was Vice President of Citibank, N.A. as Chief of Consumer Indirect Business & Mortgage, responsible for the wholesale and retail automobile financing and retail mortgage business from 1996 to 1998 and Vice President of Chase Manhattan Bank, N.A., as Operations and Technology Executive, responsible for banking operations and technology of the retail and corporate banking divisions for Puerto Rico and the Eastern Caribbean region from 1990 to 1996.

Mr. Alemán served as president of the Puerto Rico Bank’s Association from 2011 to 2013. Currently, he has been a Director, since 2012, of the Latin America and Caribbean Advisory Board of MasterCard and, since October 2017, Chairman of the Board of Directors of United for Puerto Rico, a private non-profit organization, established under the laws of Puerto Rico.

Director Qualifications:

• Role as CEO of the Corporation since 2009, President and/or CEO of many of the Corporation’s subsidiaries from 2005 to 2009, and Chief Operating Officer of First BanCorp. from 2005 to 2009, has provided him extensive leadership and financial services industry experience. Under his tenure as CEO, he engineered the turnaround of the Corporation’s troubled financial institution subsidiary in a local economy that had produced by then three bank failures. In less than two years, he oversaw the creation of a strategic plan that resulted in the $520 million recapitalization of the Corporation in 2011, the second largest of its kind since the financial crisis in 2008. After the capital raise, Mr. Alemán’s leadership resulted in the transition of the organization from a defensive to an offensive posture and in the timely execution of the Corporation’s strategic plan, which has produced major improvements in net interest income, deposit growth and composition, and asset quality within a local economy that continues to be mired in a recession. The Corporation’s return to profitability in 2012, ahead of market expectations, was accompanied by the strengthening of the franchise in the areas of product development, talent management, and employee engagement. Under Mr. Alemán’s direction, the Corporation participated, in 2015, in a novel transaction with one of its competitors to acquire Doral Bank. Thus, expanding the institution’s footprint and increasing its growth potential.

• His career of more than 36 years in the financial services industry, which includes diverse positions in the areas of business administration, sales, credit and risk, banking operations, and technology in institutions such as the Corporation, Citibank and Chase Manhattan Bank, has given him a comprehensive understanding of the industry.

• In his roles as President, Chief Executive Officer and Chief Operating Officer of the Corporation and the Bank and through his prior experience as Vice President of Citibank, N.A. and Chase Manhattan Bank, N.A., Mr. Alemán gained extensive experience with financial services, consumer business, corporate business issues, risk management, operations and technology.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	11

Proposal No. 1—Election of Directors | Nominees Standing for Election as Directors for Terms Expiring at the 2018 Annual Meeting

Luz A. Crespo AGE: 59 DIRECTOR SINCE: February 2015

Director of the Corporation since February 2015. Chief Executive Officer of the Puerto Rico Science, Technology and Research Trust since March 2015. Mrs. Luz A. Crespo is a retired General Manager of the Enterprise Business Division (Puerto Rico Manufacturing Operation-PRMO) of Hewlett-Packard Puerto Rico (“HP”) located in Aguadilla. Her tenure at HP lasted for 31 years from 1981 to 2013. She is a member of the Industrial Engineering Honor Society, Alpha Pi Mu. Mrs. Crespo served as the president of the Puerto Rico Manufacturing Association (“PRMA”) from 2000 to 2002 and later served on the Nominating Committee of PRMA from 2003 to 2013. She was also a member of the Manufacturing Advisory Board during the incumbency of Governor Luis Fortuño from 2011 to 2013.

Director Qualifications:

• Her tenure of over 31 years at HP provides significant leadership experience over an extended period of time. As part of her responsibilities, she provided supply chain support to operations in Europe (England, Germany and the Czech Republic) and Mexico. In addition, Mrs. Crespo managed the Latin-American Unix operation where her responsibilities included sales, marketing and total customer experience.

• Brings to the Corporation risk management expertise in the information technology (“IT”) industry, which is redefining the competitive landscape for every major corporation. Mrs. Crespo’s experience and expertise in IT related matters provides the board with valuable direction and input on IT-related risks and assists the Corporation in developing a more effective IT governance structure and cyber security oversight.

Robert T. Gormley AGE: 69 DIRECTOR SINCE: October 2012

Director of the Corporation since October 2012. Mr. Gormley is a former bank executive whose career in the banking industry has spanned nearly four decades. In 1970, after graduating from Providence College with a bachelor’s degree in management, he entered the management trainee program at Fleet Bank N.A., where he rose to the position of Executive Vice President and Senior Loan Officer. In 1993, he joined Citizens Financial Group, serving initially as Executive Vice President and Chief Lending Officer for Citizens Bank of Rhode Island, then as President and CEO of various branches in New England, and, finally, as Vice Chairman and Chief Risk Officer of Citizens Financial Group until his retirement in 2007.

Director Qualifications:

• Over 42 years of experience in the financial services industry has given him a comprehensive understanding of the industry.

• Experience in a variety of senior level credit positions enhances the Board’s oversight of the Bank’s lending functions.

12	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Proposal No. 1—Election of Directors | Nominees Standing for Election as Directors for Terms Expiring at the 2018 Annual Meeting

John A. Heffern AGE: 56 DIRECTOR SINCE: October 2017

Director of the Board since October 2017. Founder of KCA Equity Advisors, LLC since January 2017 and also serves as its Principal. Prior to founding KCA, Mr. Heffern was a Managing Partner/Senior Portfolio Manager at Chartwell Investment Partners. Mr. Heffern served in this role from 2005 through 2016 and managed the firm’s growth investing strategies for institutional separate account clients and as subadvisor to leading mutual fund companies with multi-manager strategies in the areas of domestic small cap growth and mid cap growth equities. From 1997 to 2005, he served as a Senior Vice President and Senior Portfolio Manager with the growth investing group at Delaware Investment Advisers, and was a founder of the Delaware American Services Fund, a mutual fund specializing in banking and non-banking financial companies as well as non-financial service companies. From 1994 to 1997, he served as a Senior Vice President/Senior Equity Analyst at NatWest Securities Limited, Research Division, covering banks and specialty financial services companies. From 1988 to 1994, Mr. Heffern was a Principal and Senior Equity Analyst at Alex. Brown & Sons, Inc, Research Division, where he specialized in US banks and thrifts. He holds an M.B.A. in Finance and a BA in Economics from the University of North Carolina at Chapel Hill. Mr. Heffern currently services on the Board of Trustees of the Princeton Junior School where he chairs its Development Committee and is a member of its Finance Committee.

Director Qualifications:

• Experience with financial services companies and risk management expertise obtained as a managing Partner/Senior Portfolio Manager at Chartwell Investment Partners analyzing and monitoring substantial investment positions gained through his work in investment banking enables him to provide the Board with valuable insights regarding investment strategies.

• More than 30 years of finance, banking and managerial experience and expertise in evaluating companies’ strategies, operations and risks gained through his work in investment banking enables him to provide the Board with valuable insights.

Roberto R. Herencia AGE: 58 DIRECTOR SINCE: October 2011 OTHER CURRENT PUBLIC BOARDS: Banner Corporation Byline BanCorp

Director and Chairman of the Board since October 2011. President and CEO of BXM Holdings, an investment fund specializing in community bank investments, since October 2010. Between 2009 and 2010, President and CEO of Midwest Banc Holdings, Inc. for which a plan of liquidation was confirmed on June 1, 2011, and its subsidiary Midwest Bank and Trust. Previously, he spent 17 years with Popular Inc. (NASDAQ: BPOP) as its Executive Vice President and as President of Popular Inc.’s subsidiary Banco Popular North America. Prior to joining Popular, Mr. Herencia spent 10 years with The First National Bank of Chicago, now J.P. Morgan Chase (NYSE: JPM), in a variety of roles, including Deputy Senior Credit Officer and Head of the Emerging Markets Division.

In March 2016, Mr. Herencia was appointed as an independent director of Banner Corporation (NASDAQ: BANR) and its subsidiary Banner Bank. He has been an independent director and the chairman of the board of Byline Bancorp (NYSE: BY) and its subsidiary Byline Bank since June 2013. Mr. Herencia served from December 2010 until September 2015, as an independent director of privately held SKBHC Holdings LLC, and its two subsidiary banks, AmericanWest Bank and First National Bank of Starbuck.

Mr. Herencia serves on the Board of Directors of the Overseas Private Investment Corporation (OPIC), an agency of the U.S. Government, following his appointment by President Obama and confirmation by the U.S. Senate in 2011, and re-nomination in April 2013. Mr. Herencia is a Trustee of DePaul University and the Northwestern Memorial Foundation in Chicago. He serves on the Board of Directors of Junior Achievement of Chicago and Operation Hope in Los Angeles. Between 2003 and 2007, Mr. Herencia was a member of the Board of Directors of The ServiceMaster Company (NYSE: SVM), where he served as Chairman of its Audit and Finance Committee and designated financial expert.

Director Qualifications:

• Mr. Herencia is a financial services industry executive, consultant and leader with 36 years of broad experience in all aspects of the banking industry in the U.S., including senior roles in all segments of banking, including corporate, commercial, small business, problem asset restructuring and retail banking, which provides the Board with valuable insight in the areas of leadership, strategic planning, and relationship banking.

• Mr. Herencia’s vast experience in the financial institutions industry, as evidenced by his positions as CEO of a publicly traded community bank, head of emerging markets at a major domestic and international bank, and consultant to regulators, has provided him with extensive experience in complex and distressed turnaround efforts, mergers, and acquisitions. This experience benefits the Board’s ability to assess issues relating to regulatory compliance and risk management.

• Mr. Herencia’s experience and designation as a financial expert and chairman of the audit committee of a publicly traded company and his role in various other audit committees of private companies enhance the Board’s understanding of complex financial matters and understanding of governance matters.

• Corporate business knowledge, leadership abilities, and risk management capabilities obtained from Mr. Herencia’s experience as President and CEO enhance the Board’s understanding of the responsibilities and challenges of public companies.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	13

Proposal No. 1—Election of Directors | Nominees Standing for Election as Directors for Terms Expiring at the 2018 Annual Meeting

David I. Matson AGE: 73 DIRECTOR SINCE: September 2013 OTHER CURRENT PUBLIC BOARDS: Banner Corporation

Director of the Board since September 2013. Mr. Matson is a former bank executive with over 41 years of banking experience. Mr. Matson entered the banking sector as a vice president and area manager at Wells Fargo Leasing, a subsidiary of Wells Fargo & Company. In 1976, Mr. Matson joined Union Bank and served in increasingly senior roles within that organization until his retirement in 2010. During his tenure at Union Bank, Mr. Matson served in a variety of management roles across the institution, including senior loan and credit officer; controller; senior vice president of merchant banking; senior vice president of institutional and deposit markets; executive vice president and director of Union Bank’s finance group; and chief financial officer of the holding company and its subsidiary (Union Bank); and subsequently he was elected vice chairman and chief financial officer until his retirement in February 2010. From 2010 to September 2015, Mr. Matson served as an independent director and Chairman at the Audit Committee of privately held SKBHC Holdings LLC, and its subsidiary, Starbuck Bancshares, Inc., both bank holding companies based in Seattle, Washington; and as a director of AmericanWest Bank a Washington state non-member bank, and the First National Bank of Starbuck, both subsidiaries of Starbuck Bancshares. In March 2016, Mr. Matson was appointed as an independent director of Banner Corporation (NASDAQ: BANR) and its subsidiary Banner Bank. He serves on Banner Corporation’s Audit Committee and Risk Committee.

Director Qualifications:

• Mr. Matson is a financial services industry executive with over 41 years of experience in a wide variety of management roles requiring risk management and financial expertise, which provides the Board with valuable insight into the financial services industry and in the areas of leadership, risk management and financial reporting.

• Mr. Matson’s extensive experience overseeing risk management functions at Union Bank enables him to assist the Corporation in ensuring that it is properly identifying, measuring, monitoring, reporting, analyzing and controlling or mitigating risk.

• As vice chairman and chief financial officer of Union Bank’s finance group, Mr. Matson brings to the Board valuable insight with respect to finance operations, including corporate tax, strategic and financial planning, corporate development, mergers and acquisitions, and treasury functions.

José Menéndez- Cortada AGE: 70 DIRECTOR SINCE: April 2004

Director of the Corporation since April 2004. Served as Chairman of the Board from September 2009 to October 2011. Served as Lead Independent Director from February 2006 to September 2009. Of Counsel to Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, a full service firm specializing in Commercial, Real Estate and Construction Law. Director and Vice President at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC in charge of the corporate and tax divisions until 2009; joined the firm in 1977. Tax Manager at PricewaterhouseCoopers, LLP until 1976. Counsel to the PRISA Group companies since 1977. Counsel to the Board of Bermudez, Longo, Díaz-Masso, LLC since 1985. Honorary director of the Tasis Dorado Educational Foundation, Inc., director of the Homebuilders Association of Puerto Rico from 2002 to November 2011, trustee of the Luis A. Ferré Foundation, Inc. (Ponce Art Museum) from 2002 to 2016 and chairman of the audit committee of that foundation from 2009 to 2016.

Director Qualifications:

• Leadership and director experience attained from having held multiple positions, including Director of the Homebuilders Association of Puerto Rico, trustee of the Luis A. Ferre Foundation, Inc., and Lead Independent Director and past Chairman of First BanCorp., enables him to assist the Board with its oversight responsibilities.

• Extensive legal, taxation, accounting and business acumen obtained from positions held at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC, PricewaterhouseCoopers, LLP and Bermudez, Longo, Díaz-Masso, LLC enhances the Board’s understanding of complex legal, tax, accounting and business issues.

• Knowledge of the construction and development industry obtained as Director of the Homebuilder’s Association of Puerto Rico and counsel to the Board of Bermudez, Longo, Díaz-Masso, LLC and as partner at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC provides valuable insight regarding the construction industry.

• Knowledge of the hotel and gaming industry as Counsel to the PRISA Group companies that have developed and constructed five hotels since 2010, provides valuable insight regarding the hospitality industry.

• Audit committee experience acquired from serving as trustee and co-chairman of the Audit Committee of the Luis A. Ferré Foundation, Inc. (Ponce Museum) enhances the oversight role played by the Corporation’s audit committee.

14	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Proposal No. 1—Election of Directors | Required Vote

Required Vote

To be elected, each director must receive the affirmative vote of a majority of the outstanding shares represented in person or by proxy at the meeting and entitled to vote on the election of directors.

Recommendation of the Board of Directors

The Board Unanimously Recommends that You Vote for the Election of Each Director Nominee.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	15

Information About Executive Officers Who Are Not Directors

INFORMATION ABOUT EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The executive officers of the Corporation and FirstBank, other than our President and Chief Executive Officer, are listed below. The Corporation’s By-laws provide that each officer shall be elected annually at the first meeting of the Board after the annual meeting of stockholders and that each officer shall hold office until his or her successor has been duly elected and qualified or until his or her death, resignation or removal from office.

Orlando Berges, 60

Executive Vice President and Chief Financial Officer

Executive Vice President and Chief Financial Officer of the Corporation since August 1, 2009. Over 38 years of experience in the financial, administration, public accounting and business sectors. Mr. Berges served as Executive Vice President of Administration of Banco Popular de Puerto Rico, a subsidiary of Popular, Inc., from May 2004 until May 2009, where he was responsible for supervising the finance, operations, real estate, and administrative functions in both the Puerto Rico and U.S. markets; Executive Vice President and Chief Financial, Operations and Administration Officer of Popular Inc.’s subsidiary Banco Popular North America from January 1998 to September 2001, and as Regional Manager of a branch network of Banco Popular de Puerto Rico from October 2001 to April 2004. Mr. Berges is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Puerto Rico Society of Certified Public Accountants. He is a director of the Corporation’s subsidiaries First Federal Finance Limited Liability Company d/b/a Money Express, FirstBank Overseas Corp., First Express, Inc., FirstBank Puerto Rico Securities Corp., First Management of Puerto Rico, L.L.C. and FirstBank Insurance Agency, LLC. He was a director of the Corporation’s subsidiary First Mortgage from August 2009 through December 2014.

Calixto García-Vélez, 50

Executive Vice President and Florida Region Executive

Executive Vice President and FirstBank Florida Regional Executive since March 2009. Director of the Corporation’s Special Assets Group from 2010 to 2017. Before that, President and CEO of Doral Bank, EVP and President of the Consumer Banking Division of Doral Financial Corp in Puerto Rico and a member of Doral Bank’s Board of Directors from September 2006 to November 2008. President of West Division of Citibank, N.A., responsible for the Bank’s businesses in California and Nevada from 2005 to August 2006. From 2003 to 2006, Business Manager for Citibank’s South Division where he was responsible for Florida, Texas, Washington, D.C., Virginia, Maryland and Puerto Rico. President of Citibank, Florida and board member of Citibank F.S.B. and Citibank West, F.S.B. from 1999 to 2003.

Donald Kafka, 58

Executive Vice President and Chief Operating Officer

Executive Vice President and Chief Operating Officer since January 2015. Mr. Kafka is a seasoned executive with over 30 years of financial services experience in the United States, Latin America and Asia with diverse positions in institutions such as Banesco International Corp, First Southern Bancorp and Citibank. Mr. Kafka began his professional career with Citibank where, during his 20-year tenure from 1982 to 2002, he held multiple domestic and international executive management positions, including Chief Operating Officer of the company’s Florida-based Consumer Latin America North Division and President of the retail businesses in Venezuela and in Thailand. As the Chief Operating Officer of the Consumer Latin America North Division, he directed strategic planning, business development, financial management and day-to-day operations, interacting with specialized regional functional and product support areas. In 2003, he joined Florida-based First Southern Bancorp, an institution that provided banking products and services through its First Southern Bank franchise. Mr. Kafka served as First Southern’s Chief Operating Officer and Chief Financial Officer from 2003 to 2010 and as its Chief Investment Officer from 2010 to 2012. From 2012 through the first quarter of 2014, Mr. Kafka was the General Manager for Banesco International Corp., a corporation which offers a wide range of banking, payment solutions and insurance financial services and products.

16	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

  Information About Executive Officers Who Are Not Directors

Ginoris López-Lay, 49

Executive Vice President and Strategic Management Director

Executive Vice President since March 2010, responsible for the retail banking services as well as commercial services for the small business banking segment. Also leads the Strategic Planning, Marketing and Public Relations departments, and the Electronic Banking and Deposit Product Management department. Joined First BanCorp in 2006 as Senior Vice President, leading the Retail Financial Services Division and establishing the Strategic Planning Department. Senior Vice President and Manager of the Strategic Planning and Marketing Division of Banco Popular Puerto Rico from 1996 to 2005. Other positions at Banco Popular, after joining in 1989, included Vice President of Strategic Planning and Financial Analyst of the Finance and Strategic Planning Group. Member of the Board of Directors (since 2001) and Vice Chairman (since 2005) of the Center for the New Economy, and advisor to the Board of Trustees of the Sacred Heart University from 2003 to 2004. In 2011, was appointed to the advisory committee of the Governor dealing with financing alternatives for small and medium-sized businesses from 2011 through 2012. In 2012, was appointed to the advisory board of comPRometidos, a public private partnership focused on leveraging the knowledge and connections of successful Puerto Ricans abroad in order to catalyze business opportunities to support economic development and industry competitiveness in Puerto Rico. Served on the advisory Board of MMM, the first Medicare Advantage plan established in Puerto Rico, from 2013 to 2017.

Emilio Martinó, 67

Executive Vice President and Chief Lending Officer

Executive Vice President and Chief Lending Officer of FirstBank since October 2005. Senior Vice President and Credit Risk Manager of FirstBank from June 2002 to October 2005. Staff Credit Executive for FirstBank’s Corporate and Commercial Banking business operations since November 2004. First Senior Vice President of Banco Santander Puerto Rico, a subsidiary of Santander Bancorp, and Director for Credit Administration, Workout and Loan Review, from 1997 to 2002. Senior Vice President for Risk Area in charge of workout, credit administration, and portfolio assessment for Banco Santander Puerto Rico from 1996 to 1997. Deputy Country Senior Credit Officer for Chase Manhattan Bank Puerto Rico, a branch of Chase Manhattan Bank N.A., from 1986 to 1991. Director of the Corporation’s subsidiary First Mortgage, Inc. from October 2009 through December 2014.

T. Michael McDonald, 56

Executive Vice President and Business Group Director

Executive Vice President and Business Group Director since September 2012. Mr. McDonald has a career of more than 31 years in various senior executive roles within the financial services industry including roles within asset management, investment banking and commercial banking. Prior to joining the Corporation, Mr. McDonald served as President and CEO of Popular Securities from 2007 until September 2012 and as Senior Vice President of Corporate Finance and Advisory Services of Banco Popular from 2003 to 2007. Mr. McDonald also served as Co-Head of Investment Banking at Citibank, N.A./Salomon Smith Barney from 1992 to 2003; as Director of Corporate Finance in Shawmut National Corporation in Boston, Massachusetts from 1988 to 1992; and as Corporate Lending Officer—Latin America Division in The Chase Manhattan Bank, N.A in Puerto Rico from 1983 to 1986. Mr. McDonald is a FINRA-registered Series 24 general securities principal and holds the Series 7 securities license.

Lawrence Odell, 69

Executive Vice President, General Counsel and Secretary

Executive Vice President, General Counsel and Secretary since February 2006. Senior Partner at Martínez Odell & Calabria from 1979 until March 31, 2012. Over 38 years of experience in specialized legal issues related to banking, corporate finance and international corporate transactions. Served as Secretary of the Board of Pepsi-Cola Puerto Rico, Inc. from 1992 to 1997. Served as Secretary to the Board of Directors of BAESA, S.A. from 1992 to 1997. Director of the Corporation’s subsidiaries FirstBank Puerto Rico Securities Corp. and First Management of Puerto Rico, L.L.C. since March 2009.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	17

  Information About Executive Officers Who Are Not Directors

Cassan Pancham, 57

Executive Vice President and Business Group Executive

Executive Vice President of FirstBank since October 2005. First Senior Vice President, Eastern Caribbean Region of FirstBank from October 2002 until October 2005. Director and President of FirstExpress, Inc. since 2005. Director of FirstMortgage from February 2010 through December 2014. Director of FirstBank Puerto Rico Securities Corp. from August 2010 through October 2012. Director of First Insurance Agency, Inc. from 2005 through November 2012. Formerly Vice President and General Manager of JP Morgan Chase Eastern Caribbean Region Banking Group from 1999 through October 2002 and held various other management positions in Chase Manhattan Bank Caribbean business units beginning in 1985. Formerly, a Member of the Governing Board of Directors of the Virgin Islands Port Authority from June 2007 and Chairman of the Board from January 2008 through January 2011. Director of FirstBank Insurance Agency, LLC and First Express, Inc.

Carlos Power, 56

Executive Vice President and Consumer Lending Business Executive

Executive Vice President of Consumer Lending Business since 2007, responsible for Consumer Banking, Auto/Leasing Finance, Collections, Money Express and the Credit Cards business. Over 30 years of experience at FirstBank in Puerto Rico, which include the following positions: Senior Vice President and Consumer Lending Business Director from 2007 to 2013; Senior Vice President and President of First Federal Finance Corp. DBA Money Express from 2000 to 2007; Vice President of Auto Finance Operations from 1990 to 2000; Accounting Officer in Consumer Lending Business from 1986 to 1989. Director of FirstLeasing and Rental Corp., FirstFederal Finance Limited Liability Company, DBA Money Express and First Express, Inc.

Nayda Rivera, 44

Executive Vice President and Chief Risk Officer

Executive Vice President since January 2008. Chief Risk Officer since April 2006. Senior Vice President from July 2002 to January 2008. General Auditor from July 2002 through April 2006. Prior joining the Corporation, she spent 6 year in PricewaterhouseCoopers, LLC auditing public and private companies. Ms. Rivera is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Puerto Rico Society of Certified Public Accountants. She is also a Certified Internal Auditor and is certified in financial forensics. More than 20 years of combined work experience in public company, auditing, accounting, financial reporting, internal controls, corporate governance, risk management and regulatory compliance. Served as a member of the Board of Trustees of the Bayamón Central University from January 2005 through January 2006. Director of the Corporation’s subsidiaries FirstBank Overseas Corp. and FirstBank Puerto Rico Securities Corp since October 2009. Director of the Corporation’s subsidiary First Mortgage from October 2009 through December 2014. Trustee of the FirstBank Puerto Rico 401k Plan. Director of Fondos Unidos de Puerto Rico Inc. and Juan Domingo en Acción since 2015.

18	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

CORPORATE GOVERNANCE AND RELATED MATTERS

Our Board believes that high standards of corporate governance are an essential component of strengthening our corporate culture and embedding our institutional values in our day-to-day business operations. The Board’s Corporate Governance and Nominating Committee recommends to the Board the adoption of our Corporate Governance Guidelines and Principles to protect and enhance stockholder value and to set forth the principles as to how the Board, its various committees, individual directors and management should perform their functions. The Corporate Governance and Nominating Committee considers developments in corporate governance and, to the extent necessary, recommends to the Board changes to our Corporate Governance Guidelines and Principles.

Key Corporate Governance Practices

Director Independence

The Corporation’s Corporate Governance Guidelines and Principles provides that at least a substantial majority of the Board shall be composed of independent directors who meet the requirements for independence established in the Corporation’s Independence Principles for Directors of First BanCorp., which, at a minimum, meet those requirements established by the New York Stock Exchange and the Securities and Exchange Commission. At present, all of our non-employee directors (seven of eight directors) are independent in accordance with the aforementioned standards. Mr. Alemán is the only employee director and is not considered independent.

Majority Voting in Director Elections

Directors are elected by the affirmative vote of a majority of the shares represented at the annual meeting. An incumbent director not elected by the affirmative vote of a majority of the shares represented at the annual meeting must tender his or her resignation to the Board.

Independent Chairman of the Board

We currently have an independent chairman separate from the chief executive officer. The Board firmly supports having an independent director in a board leadership position at all times. Accordingly, our Board adopted corporate governance guidelines that provide that, if we do not have an independent chairman, the Board must elect a lead independent director.

Board Oversight of Risk Management

The Corporation’s Board has a significant role in risk oversight. The Board performs its risk oversight function directly and through several Board committees, each of which oversees the management of risks that fall within its area or responsibility.

Succession Planning

The Corporate Governance and Nominating Committee annually reviews the Corporation’s talent management and succession plan, which includes succession planning for all executive officer positions, the oversight of talent development, and interim succession for the Chief Executive Officer in the event of an unexpected occurrence.

Director Retirement	The Corporation’s Corporate Governance Guidelines and Principles provide that directors may serve on the Board until their 70th birthday, unless otherwise determined by the Board.
Stock Ownership

The Board believes that appropriate stock ownership by directors and executive officers further aligns their interests with those of our stockholders. Directors are expected to own Common Stock having a market value equivalent to at least $150,000 within three years after the director’s initial appointment to the Board. Our CEO is expected to acquire and hold a minimum of Common Stock having a market value equal to three-times the cash portion of his or her annual base salary. Other executive officers are expected to acquire and hold Common Stock having a market value of a minimum of one time the cash portion of his or her annual base salary. All of our directors and executive officers are currently in compliance with the guidelines.

Restrictions on Pledging and Hedging Transactions

The Corporation’s directors and executive officers are prohibited from (i) pledging the Corporation’s securities as collateral for loans and (ii) selling the Corporation’s securities “short,” trading in the Corporation’s securities in or through a margin account or otherwise engaging in hedging transactions or speculative or short-term trading of the Corporation’s securities.

Annual Board and Committee Self-Assessments

The Board and each committee conduct annual self-evaluations to determine whether they are functioning effectively. In addition, Board members perform individual director self and peer assessments which enable directors to reflect on their own performance and identify areas for improvement.

Executive Sessions of Non-Management Directors	The Corporation’s independent directors hold executive sessions without the Corporation’s management present after each regularly scheduled Board meeting.
Participation on Other Board’s

Prior to accepting an invitation to serve on the board of another company or a not-for-profit organization, a director shall notify the Chair of the Corporate Governance and Nominating Committee of his or her interest in accepting any such invitation. The Corporate Governance and Nominating Committee shall evaluate and advise the Board whether, by reason of business or competitive considerations, simultaneous service on the other board may impede the director’s ability to fulfill his or her responsibilities to the Corporation.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	19

Corporate Governance and Related Matters | General

General

The following discussion summarizes various corporate governance matters including director independence, board and committee structure, function and composition, and governance charters, policies and procedures. The following policies, procedures and charters are available through our web site at www.1firstbankpr.com, under “Investor Relations — Corporate Governance”: our Corporate Governance Guidelines and Principles; the charters of the Audit Committee, the Compensation and Benefits Committee (or the “Compensation Committee”), the Corporate Governance and Nominating Committee, the Credit Committee, the Asset/Liability Committee, the Compliance Committee and the Risk Committee; the Corporation’s Code of Ethical Conduct and the Corporation’s Code of Ethics for CEO and Senior Financial Officers; and the Independence Principles for Directors. Our stockholders may obtain printed copies of these documents by writing to Lawrence Odell, Secretary of the Board, at First BanCorp., 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908.

Code of Ethics

Our Code of Ethics for CEO and Senior Financial Officers (the “Code”) states the principles to which senior financial officers must adhere in order to act in a manner consistent with the highest moral and ethical standards. The Code imposes a duty to avoid conflicts of interest and comply with the laws and regulations that apply to the Corporation and its subsidiaries, among other matters. The Code applies to each officer of the Corporation or its affiliates having any or all of the responsibilities and/or authority generally held by persons with the following titles, regardless of the officer’s formal title: the president, the chief executive officer, the chief financial officer, the chief accounting officer, the controller, the treasurer, the tax manager, the general counsel, the general auditor, any assistant general counsel responsible for finance matters, any assistant controller and any regional or business unit financial officer. Only the Board or the Audit Committee may grant waivers from compliance with the Code. Any waiver of any part of the Code will be promptly disclosed to stockholders on our website at www.1firstbankpr.com. Neither the Board nor the Audit Committee received any requests for waivers under the Code in 2017 or through April 13, 2018.

Our Code of Ethical Conduct, which applies to all employees and Directors of the Corporation and all of its subsidiaries, is designed to maintain a high ethical culture in the Corporation. The Code of Ethical Conduct addresses, among other matters, conflicts of interest, operational norms and confidentiality of our and our customers’ information.

Independence of the Board of Directors and Director Nominees

The Board annually evaluates the independence of its members based on the criteria for determining independence identified by the New York Stock Exchange (“NYSE”), the SEC and our Independence Principles for Directors. Our Corporate Governance Guidelines and Principles require that a majority of the Board be composed of directors who meet the requirements for independence established in our Independence Principles for Directors, which incorporate the independence requirements established by the NYSE and the SEC. The Board has concluded that the Corporation has a majority of independent directors. The Board has determined that Messrs. Juan Acosta Reboyras, Luz A. Crespo, Robert T. Gormley, John A. Heffern, Roberto R. Herencia, David I. Matson and José Menéndez-Cortada are independent under the Independence Principles for Directors, taking into account the matters discussed under “Certain Transactions and Related Person Transactions.” Mr. Aurelio Alemán, our President and Chief Executive Officer, is not considered to be independent as he is an employee of the Corporation. Our Corporate Governance Guidelines and Principles require that the independent directors conduct regularly scheduled executive sessions at least twice a year. The independent directors generally meet in executive sessions without management present following regularly scheduled Board meetings.

Board Leadership Structure

We currently have an independent chairman separate from the chief executive officer. The Board believes it is important to maintain flexibility in its board leadership structure and, historically, has had in place different leadership structures, depending on our needs at the time. Nevertheless, the Board firmly supports having an independent director in a board leadership position at all times. Accordingly, our Board adopted corporate policies that provide that, if we do not have an independent chairman, the Board must elect a lead independent director, having similar duties to an independent chairman, including leading the executive sessions of the non-management directors at Board meetings. At this time, our chairman provides independent leadership of the Board. Having an independent chairman or lead director enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The independent chairman or lead director also serves as a liaison between the Board and senior management. Our Board has determined that the current structure, an independent chair separate from the chief executive officer, is the most appropriate structure at this time.

20	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Corporate Governance and Related Matters | Board Self-Assessment

Board Self-Assessment

The Board conducts an annual self-assessment aimed at improving its performance. As part of such assessment, each director completes a written questionnaire that is designed to gather recommendations for improving Board effectiveness and solicit feedback on a wide range of issues, including:

•	Board and committee composition, structure and operations;

•	Board dynamics and standards of conduct;

•	adequacy of materials and information provided;

•	communication with management; and

•	Board effectiveness and accountability.

Each of the seven standing Board committees also conducts its own written annual self-assessment, which generally includes issues such as:

•	responsibilities and organization of the committee, including adequacy of its charter;

•	operations of the committee;

•	adequacy of materials and information provided; and

•	assessment of the committee’s performance.

Responses to the Board and committee self-assessments, including written comments, are tabulated. Responses are not attributed to individual directors in order to promote openness and transparency. The Board and committee self-assessment reports are discussed by the Corporate Governance and Nominating Committee and then the Chair of the Corporate Governance and Nominating Committee leads the discussion with the full Board.

Board’s Role in Risk Oversight

The Board oversees our enterprise risk management framework through the Risk Committee, Audit Committee, Credit Committee, Asset/Liability Committee, Compliance Committee, and Compensation and Benefits Committee. Each one of the Board designated committees has a distinct charter and role within the governance and risk management hierarchy of the Corporation. The charters, which are posted on our website, define the roles and responsibilities of each committee’s members, including the responsibility for risk oversight, and specify relationships among the committees, the Board and management.

The Risk Committee of the Corporation assists the Board in its oversight of the Corporation’s management of the Corporation’s company-wide risk management framework. The Committee’s role is one of oversight, recognizing that management is responsible for designing, implementing and maintaining an effective risk management framework. The Risk Committee’s duties and responsibilities are further detailed below under the Risk Committee section.

The Board’s role is to oversee this effort, recognizing that management is responsible for executing our risk management policies. The Board has the ultimate responsibility for defining the Corporation’s risk tolerances. Senior management is responsible for implementing the Corporation’s risk management strategies in such a way as to appropriately limit the risks the Corporation takes and ensure that the Corporation’s employees comply with policies and procedures and all applicable laws and regulations. In performing this function, the Board receives periodic reports from the Board designated committees and different members of senior management.

Director Stock Ownership

The Board believes that appropriate stock ownership by directors further aligns their interests with those of our stockholders. Under our Director Stock Ownership Requirement Guidelines (the “Guidelines”), as amended effective February 7, 2013, non-management directors are expected to hold an investment position in our Common Stock having a market value equivalent to at least $150,000. Directors are expected to achieve the ownership goal within three years after the director’s initial appointment to the Board. The Guidelines are administered by the Corporate Governance and Nominating Committee of the Board. The Corporate Governance and Nominating Committee may recommend changes to the Guidelines to the Board, and the Board may at any time approve amendments or modifications to the Guidelines. In the event of extenuating circumstances that preclude a director from complying with the Guidelines, such as when the Stock Ownership Guidelines place a severe hardship on the director or the director is precluded from purchasing Common Stock due to trading restrictions imposed by the Corporation, the Corporate Governance and Nominating Committee may waive compliance with the Guidelines for a period of time. As of the date of the filing of this Proxy Statement, all directors are in compliance with the Guidelines.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	21

Corporate Governance and Related Matters | Communications with the Board

Communications with the Board

Stockholders or other interested parties who wish to communicate with the Board may do so by writing to the Chairman of the Board in care of the Office of the Corporate Secretary at the Corporation’s headquarters, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908. Communications may also be made by contacting Lawrence Odell, Secretary of the Board, by e-mail to lawrence.odell@firstbankpr.com or by telephone at 787-729-8041. Concerns may also be communicated to the Board by calling the Hotline, also known as “Protejo lo de Uno,” at the toll-free telephone number 1-800-780-9526 or by email to thenetwork@firstbankpr.com. Communications relating to accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Depending upon the nature of other concerns, they may be referred to our Internal Audit Department, the Legal or Finance Department, or any other appropriate department or the Board. As they deem necessary or appropriate, the Chairman of the Board or the Chair of the Audit Committee may direct that certain concerns communicated to them be presented to the entire Audit Committee or the Board, or that such concerns receive special treatment, including through the retention of outside counsel or other outside advisors.

Board Meetings

The Board is responsible for directing and overseeing the business and affairs of the Corporation. The Board represents the Corporation’s stockholders and its primary purpose is to build long-term stockholder value. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Corporation and to act on matters that require Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board met nine (9) times during fiscal year 2017. Each of the current members of the Board participated in at least 75% of the Board meetings held during fiscal year 2017 while such person was a director.

Board Attendance at Annual Meetings

While we have not adopted a formal policy with respect to directors’ attendance at annual meetings of stockholders, we encourage our directors to attend such meetings. Seven of the then current nine members of the Board, Directors Juan Acosta Reboyras, Aurelio Alemán, Luz A. Crespo, Robert Gormley, Roberto R. Herencia, David I. Matson and José Menéndez-Cortada, who are all of the present directors and nominees who were directors at that time, attended the 2017 Annual Meeting of Stockholders.

Board Committees

The Board has seven standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Asset/Liability Committee, the Credit Committee, the Compliance Committee and the Risk Committee. In addition, from time to time and as it deems appropriate, the Board may also establish ad-hoc committees, which are created for a specific purpose to focus on examining a particular subject or matter. These ad-hoc committees have a deadline by which they must complete their work, or expire. The members of the committees are appointed and removed by the Board, which also appoints a chair for each committee. The functions of the standing committees, their current members and the number of meetings held during 2017 are set forth below. Each of the current members of the Board participated in at least 75% of the total number of meetings held by the committees of the Board on which he/she served during fiscal year 2017 while such person was a member of such committees.

The following table identifies the current members of the standing committees of the Board:

Name of Director	Compensation & Benefits	Corporate Governance & Nominating Committee	Asset/Liability Committee	Credit Committee	Compliance Committee	Risk Committee	Audit Committee
Juan Acosta Reboyras
Aurelio Alemán
Luz A. Crespo
Robert T. Gormley
John A. Heffern
Roberto R. Herencia
David I. Matson
José Menéndez-Cortada

= Member     = Chair

22	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Corporate Governance and Related Matters | Compensation and Benefits Committee

Compensation and Benefits Committee

The Compensation Committee’s charter provides that the Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors. Each member of the Committee meets the applicable independence requirements, including the enhanced independence requirements adopted by the NYSE as a result of the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee is responsible for the oversight of our compensation policies and practices, including the evaluation and recommendation to the Board of the salaries and incentive compensation programs for the executive officers and key employees of the Corporation. The Committee’s charter describes the following responsibilities and duties of the Committee, among others:

•	Review and approve the annual goals and objectives relevant to compensation of the CEO and other executive officers, as well as the various elements of the compensation paid to the executive officers.

•	Evaluate the performance of the CEO and the other executive officers in light of the agreed upon goals and objectives and recommend to the Board for its approval the compensation level of the CEO and the other executive officers based on such evaluation.

•	Annually review and recommend to the Board for its approval the salaries, short-term incentive awards (including cash incentives) and long-term incentive awards (including equity-based incentive plans) of the CEO, the other executive officers and selected senior executives. The CEO may not be present during voting or deliberations on his or her compensation.

•	Evaluate and recommend to the Board for its approval severance arrangements and employment contracts for executive officers and selected senior executives.

•	Review and discuss with management the Corporation’s Compensation Discussion and Analysis disclosure for inclusion in the Corporation’s annual meeting proxy statement.

•	Periodically review the operation of the Corporation’s overall compensation program for employees and evaluate its effectiveness in promoting stockholder value and company objectives.

•	Select a compensation consultant, legal counsel or other advisor to the Committee only after taking into consideration all factors relevant to that person’s independence from management, including the following:

a.	the provision of other services to the Corporation by the person that employs the compensation consultant, legal counsel or other advisor;

b.	the amount of fees received from the Corporation by the person that employs the compensation consultant, legal counsel or other advisor, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other advisor;

c.	the policies and procedures of the person that employs the compensation consultant, legal counsel or other advisor that are designed to prevent conflicts of interest;

d.	any business or personal relationship of the compensation consultant, legal counsel or other advisor with a member of the Committee;

e.	any stock of the Corporation owned by the compensation consultant, legal counsel or other advisor; and

f.	any business or personal relationship of the compensation consultant, legal counsel, other advisor or the person employing the advisor with an executive officer of the Corporation.

•	Be responsible for the appointment, compensation and oversight of the work of any compensation consultant, independent legal counsel or other advisor retained by the Committee.

•	Produce the annual Compensation Committee Report for inclusion in this proxy statement in compliance with the rules and regulations promulgated by the SEC.

•	Oversee the Corporation’s compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and the requirement under NYSE rules that, with limited exceptions, stockholders approve equity compensation plans.

•	Carry out such other duties that may be delegated to it by the Board from time to time.

The Compensation Committee met a total of five (5) times during fiscal year 2017.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s charter provides that the Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors. Each member of the Committee meets the applicable independence requirements.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	23

Corporate Governance and Related Matters  | Corporate Governance and Nominating Committee

The responsibilities and duties of the Committee include, among others, the following:

•	Annually review and make any appropriate recommendations to the Board for further developments and modifications to the corporate governance principles applicable to the Corporation.

•	Develop and recommend to the Board the criteria for Board membership.

•	Identify, screen and review individuals qualified to serve as directors, consistent with qualifications or criteria approved by the Board (including evaluation of incumbent directors for potential re-nomination); and recommend to the Board candidates for: (i) nomination for election or re-election by the stockholders; and (ii) any Board vacancies that are to be filled by the Board.

•	Review annually the relationships between directors, the Corporation and members of management and recommend to the Board whether each director qualifies as “independent” based on the criteria for determining independence identified by the NYSE and our Independence Principles for Directors.

•	As vacancies or new positions occur, recommend to the Board the appointment of members to the standing committees and the committee chairs and review annually the membership of the committees, taking account of both the desirability of periodic rotation of committee members and the benefits of continuity and experience in committee service.

•	Recommend to the Board on an annual basis, or as vacancies occur, one member of the Board to serve as Chairman (who also may be the chief executive officer).

•	Evaluate and advise the Board whether the service by a director on the board of another company or a not-for-profit organization might impede the director’s ability to fulfill his or her responsibilities to the Corporation.

•	Coordinate and oversee the annual self-evaluation of the role and performance of the Board, its committees, and management in the governance of the Corporation.

•	Review our Insider Trading Policy to ensure continued compliance with applicable legal standards and best practices. In connection with its annual review of the Insider Trading Policy, the Committee also reviews the list of executive officers subject to Section 16 of the Exchange Act, and the list of affiliates subject to the trading windows contained in the Policy.

•	Develop, with the assistance of management, programs for director orientation and continuing director education.

•	Direct and oversee our executive succession plan, including succession planning for all executive officer positions and interim succession for the chief executive officer in the event of an unexpected occurrence.

•	Consistent with the foregoing, take such actions as it deems necessary to encourage continuous improvement of, and foster adherence to, our corporate governance policies, procedures and practices at all levels and perform other corporate governance oversight functions as requested by the Board.

The Corporate Governance and Nominating Committee met four (4) times during fiscal year 2017.

Identifying and Evaluating Nominees for Directors

The Board, acting through the Corporate Governance and Nominating Committee, is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a board. The Corporate Governance and Nominating Committee regularly reviews the composition of the Board, the Board’s performance, and the input of stockholders and other key constituencies. The Corporate Governance and Nominating Committee looks for certain characteristics common to all Board members, including integrity, strong professional reputation and record of achievement, constructive and collegial personal attributes, and the ability and commitment to devote sufficient time and energy to Board service. In addition, the Corporate Governance and Nominating Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that the Board confronts. These individual qualities can include matters like experience in our industry, technical experience, leadership experience, and relevant geographical experience. In fulfilling these responsibilities regarding Board membership, the Board adopted the Policy Regarding Selection of Directors, which sets forth the Corporate Governance and Nominating Committee’s responsibility with respect to the identification and recommendation to the Board of qualified candidates for Board membership, which is to be based primarily on the criteria listed below as well as the extent to which the interplay of the candidate’s attributes with those of other Board members will yield a Board that is effective, collegial and responsive to the needs of the Corporation:

•	Judgment, character, integrity, expertise, skills and knowledge useful to the oversight of our business;

•	Diversity of viewpoints, backgrounds, experiences and other demographics; and

•	Business or other relevant experience.

The Corporate Governance and Nominating Committee does not have a specific diversity policy with respect to the director nomination process. Rather, the Committee considers diversity in the context of viewpoints, experience, skills, background and

24	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Corporate Governance and Related Matters | Corporate Governance and Nominating Committee

other demographics that could assist the Board in light of the Board’s composition at the time. The Board believes in the benefits of having a diverse Board, and sees diversity at the Board level as an essential element in maintaining a competitive advantage. The Board believes that a truly diverse Board will include and make good use of differences in the skills, regional and industry experience, background, race, gender and other distinctions between Directors. All Board appointments are made on merit, in the context of the skills, experience, independence and knowledge that the Board as a whole requires to be effective.

The Committee gives appropriate consideration to candidates for Board membership recommended by stockholders and evaluates such candidates in the same manner as candidates identified by the Committee. Candidate recommendations, along with the type of biographical information required for board nominees, should be submitted to the Corporate Secretary at First BanCorp., at P.O. Box 9146, San Juan, Puerto Rico 00908-0146. The Committee may use outside consultants to assist it in identifying candidates.

The Committee is also responsible for initially assessing whether a candidate would be an “independent” director under the requirements for independence established by the NYSE and in our Independence Principles for Directors and applicable rules and regulations. The Board, taking into consideration the recommendations of the Committee, is responsible for selecting the nominees for election to the Board by the stockholders and for appointing directors to the Board to fill vacancies, with primary emphasis on the criteria set forth above. The Board, taking into consideration the assessment of the Committee, also makes a determination as to whether a nominee or appointee would be an independent director.

Succession Planning

The Board recognizes that one of its most important duties is to ensure senior leadership continuity by overseeing the development of executive talent and planning for the efficient succession of the CEO and other executive officers. The Board has delegated primary responsibility for succession planning to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee annually reviews the Corporation’s talent management and succession plan, which includes the planning, execution and ongoing management of critical future talent needs to match the organization’s available talent to its future needs and anticipated organizational gaps and the succession plans for certain identified key positions. The principal components of this plan are: (1) a proposed plan for emergency CEO succession; (2) a proposed plan for CEO succession in the ordinary course of business; and (3) the CEO’s plan for management succession for certain identified key positions. The succession plan includes an assessment of the experience, performance, skills and planned career paths for possible candidates within the senior management team.

Asset/Liability Committee

The Asset/Liability Committee’s charter provides that the Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors, and also includes our Chief Executive Officer, Chief Financial Officer, Treasurer and Chief Risk Officer. Each non-employee member of this Committee meets the applicable independence requirements.

Under the terms of its charter, the Asset/Liability Committee assists the Board in its oversight of the Corporation’s asset and liability management policies (the “ALM”) relating to (i) funds management, (ii) investment management, (iii) liquidity, (iv) interest rate risk management, and (v) the use of derivatives. In doing so, the Committee’s primary functions involve:

•	The establishment of a process to enable the identification, assessment, and management of risks that could affect the Corporation’s ALM;

•	The identification of the Corporation’s risk tolerance levels for yield maximization related to its ALM; and

•	The evaluation of the adequacy, effectiveness and compliance with the Corporation’s risk management process related to the Corporation’s ALM, including management’s role in that process.

The Asset/Liability Committee met a total of four (4) times during fiscal year 2017.

Credit Committee

The Credit Committee’s charter provides that this Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors, and also includes our Chief Executive Officer, Chief Lending Officer and a designated business group executive. Each non-employee member of this Committee meets the applicable independence requirements.

Under the terms of its charter, the Credit Committee assists the Board in its oversight of the Corporation’s policies related to all aspects of the Corporation’s lending function and credit risk management, hereafter “Credit Management.” The purpose of the Committee is to review the quality of the Corporation’s credit portfolio and the trends affecting that portfolio; to oversee the effectiveness and administration of credit-related policies; to approve loans, as required by the lending authorities; and to report to the Board regarding Credit Management.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	25

Corporate Governance and Related Matters | Credit Committee

The Credit Committee met a total of sixteen (16) times during fiscal year 2017.

Compliance Committee

The Compliance Committee, which was established by the Board in June 2010, assists the Board of the Corporation and the Bank in fulfilling its responsibility to ensure the Corporation and the Bank comply with any actions required by the Fed, the FDIC and/or OCIF to improve the financial condition of the Corporation and/or the Bank (“Regulatory Actions”).

The Compliance Committee’s charter provides that the committee is to be composed of at least three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors. Each member of this Committee meets the applicable independence requirements.

The responsibilities and duties of the Compliance Committee include, among others, the following:

•	Review and consider the approval of the action plan and timeline developed by management to comply with Regulatory Actions;

•	Monitor the implementation of the action plans developed to comply with Regulatory Actions and address the issues identified in the most recent examination reports; and

•	Assure that all deliverables pursuant to Regulatory Actions that require Board approval are presented timely to the Boards to comply with the required timeframes established in Regulatory Actions and delivered to the FDIC, OCIF, and Fed in a timely manner.

The Compliance Committee met a total of eight (8) times during fiscal year 2017.

Risk Committee

The Risk Committee assists the Board in its oversight of the Corporation’s management of its company-wide risk management framework. The Risk Committee’s charter provides that this Committee shall be composed of at least three directors of the Board who meet the independence criteria established by the NYSE and our Independence Principles for Directors. In addition, it states that at least one member will qualify as a “risk expert” as such term is defined under applicable rules promulgated under Section 165 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee will consider the experience of the designated member with risk management expertise, including, for example, background in risk management or oversight applicable to the size and complexity of the organization’s activities, attitude toward risk, and leadership capabilities. Each member will have an understanding of risk management and expertise commensurate with the Corporation’s size, complexity and capital structure.

The responsibilities and duties of the Risk Committee include, among others, the following:

•	Review and recommend to the Board the articulation and establishment of the Corporation’s risk tolerance and risk appetite.

•	Review and discuss management’s assessment of the Corporation’s aggregate enterprise-wide profile and the alignment of the Corporation’s risk profile with the Corporation’s strategic plan, goals and objectives.

•	Review and approve the risk management infrastructure and the critical risk management policies adopted by the organization, including the charter of the Corporation’s Executive Risk Management Committee.

•	Oversee the strategies, policies, procedures, and systems established by management (which, in some cases, may be subject to the review and approval by another committee of the Board) to identify, assess, measure, and manage the major risks facing the Corporation, which may include an overview of the Corporation’s credit risk, operational risk, compliance risk, interest rate risk, liquidity risk, market risk, reputational risk and capital and model risk.

•	Oversee management’s activities with respect to capital planning, including stress testing and compliance with risk-based capital standards. Review and discuss with management the Corporation’s capital plan, regulatory capital ratios and internal capital adequacy assessment process.

•	Oversee the governance of model risk through periodic review of the Corporation’s model risk profile and model validation schedule as well as reports covering the results of the validation of key models with discussions of key assumptions as appropriate.

•	Receive reports from management and, if appropriate, other Board committees discussing the Corporation’s policies and procedures regarding the Corporation’s adherence to risk limits and its established risk tolerance and risk appetite or on selected risk topics as management or the Committee deems appropriate from time to time.

26	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Corporate Governance and Related Matters | Risk Committee

•	Establish guidelines for reporting and escalating risk issues. Discuss the guidelines with management to establish the risk reporting format, required content and frequency of collection and review.

•	Review and discuss with management risk assessments for new products and services.

•	Review and discuss with management significant regulatory reports of the Corporation and its subsidiaries related to the enterprise risks and remediation plans related to such enterprise risks.

•	Review and assess the effectiveness of the Corporation’s enterprise-wide risk assessment processes and recommend improvements, where appropriate; review and address, as appropriate, management’s corrective actions for deficiencies that arise with respect to the effectiveness of such programs.

•	Annually assess the Corporation’s institutional insurance programs.

•	Meet periodically with other standing committees, including the Audit Committee, Credit Committee, Asset/Liability Committee and Corporate Governance and Nominating Committee on topics of common interest.

•	Together with the Asset/Liability Committee of the Board, review on an annual basis the Corporation’s contingency funding plan and recommend to the Board such plan’s approval.

•	Meet, through one or more members, not less than annually with the Compensation Committee of the Board to assist that committee in its review of the Corporation’s compensation practices.

•	Ensure that the Corporation’s Chief Risk Officer has sufficient stature, authority, and seniority within the Corporation and is independent from individual business units within the Corporation.

•	Review the appointment, performance, and replacement of the Chief Risk Officer, including through annual discussions with management with respect to the Chief Risk officer’s performance evaluations and changes to his/her compensation.

•	As determined by the Committee, meet in separate executive sessions.

•	Oversee the Corporation’s loan review program.

•	Carry out such other duties that may be delegated by the Board from time to time.

The Risk Committee met a total of eleven (11) times during fiscal year 2017.

Audit Committee

The Audit Committee charter provides that this Committee is to be composed of at least three outside directors who meet the independence criteria established by the NYSE, the SEC and our Independence Principles for Directors.

As set forth in the Audit Committee’s charter, the Audit Committee represents and assists the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of our financial reporting to any governmental or regulatory body, stockholders, other users of our financial reports and the public; (ii) the performance of our internal audit function; (iii) our systems of internal control over financial reporting and disclosure controls and procedures; (iv) the qualifications, engagement, compensation, independence and performance of our independent auditors, their conduct of the annual audit of our financial statements, and their engagement to provide any other services; (v) our legal and regulatory compliance; (vi) the application of our related person transaction policy as established by the Board; (vii) the application of our codes of business conduct and ethics as established by management and the Board; and (viii) the preparation of the audit committee report required to be included in our annual meeting proxy statement by the rules of the SEC.

Each member of the Audit Committee meets the applicable independence requirements and is financially literate, knowledgeable and qualified to review financial statements. The Board has determined that Mr. David I. Matson, chairman of the Audit Committee from June 2014 to March 16, 2016, and Mr. Juan Acosta Reboyras, chairman of the Audit Committee since March 16, 2016, are audit committee financial experts, as defined by Item 407(d)(5) of Regulation S-K. For a brief description of Mr. David Matson’s and Mr. Juan Acosta Reboyras’ relevant experience, please refer to the “Information With Respect To Nominees Standing For Election As Directors And With Respect To Executive Officers Of The Corporation” section above. The Audit Committee met a total of sixteen (16) times during fiscal year 2017.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	27

AUDIT COMMITTEE REPORT

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Corporation for the fiscal year ended December 31, 2017 with management and KPMG LLP, the Corporation’s independent registered public accounting firm. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (now known as PCAOB Auditing Standard 1301). Finally, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Corporation is compatible with maintaining the auditors’ independence, and has discussed with the independent registered public accounting firm its independence from the Corporation and its management. These discussions and considerations, however, do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with generally accepted accounting principles in the United States or that the Corporation’s independent registered public accounting firm is in fact “independent.”

The members of the Audit Committee are not engaged professionally in rendering auditing or accounting services on behalf of the Corporation nor are they employees of the Corporation. The Audit Committee relies, without independent verification, on the information provided and the representations made by management regarding whether the Corporation’s internal control over financial reporting is effective, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with generally accepted accounting principles in the United States. The Audit Committee also relies on the opinions of the independent registered public accounting firm on the consolidated financial statements and on the effectiveness of internal control over financial reporting.

Based on the Audit Committee’s consideration of the audited financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in its charter and those discussed above, the Committee recommended to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

This report is provided by the members of the Audit Committee:

Juan Acosta Reboyras (Chairman)

Luz A. Crespo

John A. Heffern

David I. Matson

José Menéndez-Cortada

Information about the Independent Registered Public Accounting Firm

The Audit Committee has established controls and procedures that require the pre-approval of all audit, audit-related and permissible non-audit services provided by the independent registered public accounting firm in order to ensure that the rendering of such services does not impair the auditor’s independence. The Audit Committee may delegate to one or more of its members the authority to pre-approve any audit, audit-related or permissible non-audit services, and the member to whom such delegation was made must report any pre-approval decisions at the next scheduled meeting of the Audit Committee. Under the pre-approval policy, audit services for the Corporation are negotiated annually. In the event that any additional audit services not included in the annual negotiation of services or any increases in the fees agreed to in such negotiation are required by the Corporation, an amendment to the existing engagement letter or an additional proposed engagement letter is obtained from the independent registered public accounting firm and evaluated by the Audit Committee or the member(s) of the Audit Committee with authority to pre-approve such services.

The total fees paid or accrued by the Corporation for professional services rendered by KPMG LLP for the years ended December 31, 2017 and December 31, 2016 were $3,196,641 and $2,873,420, respectively, distributed as follows:

•	Audit Fees: $3,024,169 for the audit of the financial statements and internal control over financial reporting, audit services provided in connection with any required statutory audits of the Corporation’s subsidiaries and comfort letters, consents and other services related to SEC matters for the year ended December 31, 2017 and $2,821,640 for the audit of the financial statements and internal control over financial reporting and audit services provided in connection with required statutory audits of the Corporation’s subsidiaries for the year ended December 31, 2016.

•	Audit-Related Fees: $50,000 in each of 2017 and 2016 for other audit-related fees, which consisted mainly of the audits of employee benefit plans.

•	Tax Fees: $120,692 for tax advisory services in 2017 and none in 2016.

•	All Other Fees: $1,780 in each of 2017 and 2016 related to fees paid for access to an accounting and auditing electronic library.

28	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Audit Committee Report

KPMG will have representatives at the Annual Meeting. As such, KPMG will be able to make a statement if they desire and will be available to respond to appropriate questions. As a result of the Audit Committee’s decision to conduct a request for proposal process for audit services, the Corporation’s stockholders are not being asked to ratify the appointment of any auditor as the Corporation’s independent registered public accounting firm for Fiscal 2018.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	29

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Board or the Audit Committee reviews all transactions and relationships in which the Corporation and any of its directors, director nominees, executive officers, security holders who are known to the Corporation to own of record or beneficially more than 5% of the Corporation’s Common Stock (“principal stockholder”) and any immediate family member of any of the foregoing persons (each, a “related person”) has an interest. Our Corporate Governance Guidelines and Principles and Code of Ethics for the CEO and Senior Financial Officers require our directors, executive officers and principal financial officers to report to the Board or the Audit Committee any situation that could be perceived as a conflict of interest. In addition, applicable law and regulations require that all loans or extensions of credit to executive officers and directors be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. Pursuant to Regulation O adopted by the Fed, any extension of credit to an executive officer, director, or principal stockholder, including any related interest of such persons (collectively an “Insider”), must be approved in advance by a majority of the Board, excluding the interested party, if such extension, when aggregated with all other loans or lines of credit to that Insider exceeds (in any case) $500,000.

The Corporation’s written Related Person Transaction Policy (the “Policy”) addresses the reporting, review and approval or ratification of transactions with related persons. The Policy is not designed to prohibit all related person transactions; rather, it is to provide for timely internal reporting and appropriate review, approval or rejection, oversight and public disclosure, when required, of such transactions.

For purposes of the Policy, a “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which the Corporation participates (whether or not the Corporation is a party), the amount involved exceeds $120,000, and a related person has a direct or indirect material interest in such transaction or arrangement. A related person’s interest in a transaction or arrangement is presumed material to such person unless it is clearly incidental in nature or has been determined in accordance with the Policy to be immaterial in nature. A transaction in which any subsidiary of the Corporation or any other company controlled by the Corporation participates shall be considered a transaction in which the Corporation participates.

Examples of related person transactions generally include sales, purchases or other transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished, the borrowing and lending of funds, guarantees of loans or other undertakings and the employment by the Corporation of an immediate family member of a director, executive officer or principal stockholder or a change in the terms or conditions of employment of such an individual that is material to such individual. However, the Policy contains a list of categories of transactions that will not be considered related person transactions for purposes of the Policy given their nature, size and/or degree of significance to the Corporation and, therefore, need not be taken to the Audit Committee for their review and approval, ratification or rejection.

Any related person who intends to enter into a related person transaction is required to disclose that intention and all material facts with respect to such transaction to the general counsel, and any officer or employee of the Corporation who intends to cause the Corporation to enter into any related person transaction must disclose that intention and all material facts with respect to the transaction to his or her superior, who is responsible for reporting such information to the general counsel. The general counsel is responsible for determining whether a transaction may meet the requirements of a related person transaction requiring review under the Policy, and, upon such determination, must report the material facts respecting the transaction and the related person’s interest in such transaction to the Audit Committee for its review and approval, ratification or rejection. Any related party transaction in which the general counsel has a direct or indirect interest is evaluated directly by the Audit Committee.

If a member of the Audit Committee has an interest in a related person transaction and the number of Audit Committee members available to review and approve the transaction is less than two members after such committee member recuses himself or herself from consideration of the transaction, the transaction must instead be reviewed by an ad hoc committee of at least two independent directors designated by the Board. The Audit Committee may delegate to the Corporation’s chief executive officer, chief risk officer, and general counsel, acting collectively, its authority to review, approve or ratify specified related person transactions or categories of related person transactions when the Audit Committee determines that such action is warranted.

Annually, the Audit Committee must review any previously approved or ratified related person transaction that is continuing (unless the amount involved in the uncompleted portion of the transaction is less than $120,000) and determine, based on the then existing facts and circumstances, including the Corporation’s existing contractual or other obligations, if it is in the best interests of the Corporation to continue, modify or terminate the transaction.

The Audit Committee has the authority to (i) determine categories of related person transactions that are immaterial and not required to be individually reported to, reviewed by, and/or approved, ratified or rejected by the Audit Committee and (ii) approve in advance categories of related person transactions that need not be individually reported to, reviewed by, and/or approved, ratified or rejected by the Audit Committee but may instead be reported to and reviewed by the Audit Committee collectively on a periodic basis, which must be at least annually. The Audit Committee must notify the Board on a quarterly basis of all related person transactions considered by the Audit Committee.

30	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Certain Relationships and Related Person Transactions

In connection with considering a related person transaction, the Audit Committee (or its delegate), in its judgment, must consider, in light of the relevant facts and circumstances, whether or not the transaction is in, or not inconsistent with, the best interests of the Corporation.

During fiscal year 2017, certain related persons were customers of and had transactions with the Corporation and/or its subsidiaries. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they were made for comparable transactions with persons not related to the Corporation, and did not involve more than the normal risk of collectability or present other unfavorable features.

During fiscal year 2017, the Corporation engaged, in the ordinary course of business, the legal services of Martínez Odell & Calabria and Cancio, Nadal, Rivera & Díaz, P.S.C. as one of the Corporation’s corporate and regulatory counsel. Mr. Lawrence Odell, General Counsel of the Corporation since February 2006, was a partner at Martínez Odell & Calabria (the “Law Firm”) until his resignation on March 31, 2012 at which time Mr. Odell entered into an Amended and Restated Employment Agreement with the Corporation. Effective February 2018, Cancio, Nadal, Rivera & Díaz, P.S.C acquired the Law Firm’s practice, including its client list. Mr. Odell’s interest in the Law Firm as a partner was being liquidated by the Law Firm until its dissolution at which point it was assumed by Cancio, Nadal, Rivera & Díaz, P.S.C. as successor in interest. Cancio, Nadal, Rivera & Díaz, P.S.C. will continue to liquidate Mr. Odell’s partnership interest over an extended period of time. During fiscal year 2017, the Corporation paid $1,847 to the Law Firm and $729,510 to Cancio, Nadal, Rivera & Díaz, P.S.C. for its legal services.

Our investment agreements with funds affiliated with Thomas H. Lee Partners, L.P. (“THL”) and funds managed by Oaktree Capital Management, L.P. (“Oaktree”), as amended, provided each of THL and Oaktree with various rights, including the right to designate a person to serve on our Board for as long as each of them owns at least 25% of the number of shares of Common Stock acquired by them in the Corporation’s private offering of shares in 2011 (the “Capital Raise”). A secondary offering of the Common Stock by THL and Oaktree was completed on February 7, 2017. THL and Oaktree sold 20 million shares (10 million shares each) of the Corporation’s Common Stock. Subsequently, the underwriters exercised their option to purchase an additional 3 million shares of the Corporation’s Common Stock from the selling stockholders. In addition, on August 3, 2017, THL and Oaktree participated in another secondary offering of the Corporation’s Common Stock in which they sold an aggregate of 20 million shares (10 million shares each) of Common Stock. The Corporation did not receive any proceeds from these offerings, and costs incurred in connection with these transactions amounted to $0.4 million in 2017. As of August 3, 2017, each of THL and Oaktree owned less than 5% of the Corporation’s Common Stock and less than 20% of the shares they acquired in the Capital Raise. As a result, the directors on the Corporation’s Board of Directors who represented THL and Oaktree resigned as directors in August 2017.

THL is a private equity firm that has had an investment in the entity that provides the products and services with respect to the Corporation’s mortgage servicing systems (the “Provider”) since 2006, prior to THL’s investment in the Corporation. The servicing system activities are conducted in the ordinary course of business, and our relationship with the Provider was negotiated on an arms’-length basis. From January 1, 2017 through August 30, 2017 (the date in which the THL Board representative resigned from the Board), we paid the Provider approximately $818,096.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	31

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2017, the following directors were members of the Compensation Committee: Robert T. Gormley, Michael P. Harmon, Roberto R. Herencia, and José Menéndez-Cortada. During fiscal year 2017, no executive officer of the Corporation served on any board of directors or compensation committee of any entity whose board or management included any person who served on the Corporation’s Board or on the Corporation’s Compensation Committee.

COMPENSATION OF DIRECTORS

Non-management directors of the Corporation receive an annual retainer and compensation for attending meetings of the Board but not for attending meetings of the Board of Directors of the Bank. Directors who are also officers of the Corporation, FirstBank or any other subsidiary of the Corporation do not receive fees or other compensation for service on the Board, the Board of Directors of FirstBank, or the Board of Directors of any other subsidiary or any of their committees. Accordingly, Mr. Aurelio Alemán, who was a director during fiscal year 2017, is not included in the table set forth below because he was an employee at the same time and, therefore, received no compensation for his services as a director.

The Compensation Committee periodically reviews market data in order to determine the appropriate level of compensation for maintaining a competitive director compensation structure necessary to attract and retain qualified candidates for board service. The most recent review was conducted by the Compensation Committee with the help of Frederick W. Cook & CO., Inc. (the “Review”) in August 2017. On August 30, 2017, upon the recommendation of the Compensation Committee, the Board approved a change to the compensation structure for non-employee directors, effective as of September 1, 2017. In this regard, the Board of Directors approved an increase in the value of the annual grant of restricted stock to $40,000 from $25,000. Following is a description of the revised compensation structure for non-employee directors:

Each director is paid fees for services as a Director in a total amount equal to $115,000 per year (such amount, the “Annual Fee”). The Annual Fee is payable $75,000 in cash (the “Annual Retainer”) and $40,000 in the form of an annual grant of restricted stock (the “Annual Restricted Stock”) under the Corporation’s Omnibus Incentive Plan. The Annual Retainer is payable on a monthly basis over a twelve-month period. The Annual Restricted Stock is subject to a twelve-month vesting period. In addition, the Directors may receive additional compensation in the form of retainers depending upon the Board committees on which they serve, as follows:

•	$25,000 additional annual cash retainer for the Chair of the Audit Committee;

•	$25,000 additional annual cash retainer for the Chair of the Credit Committee;

•	$25,000 additional annual cash retainer for the Chair of the Risk Committee;

•	$5,000 additional annual cash retainer for the Chairs of the Compensation, Corporate Governance and Nominating, Asset/Liability and Compliance Committees; and

•	$5,000 additional annual cash retainer for each member of the Audit, Credit, and Risk Committees other than the Chairs of such committees who receive the previously described cash retainers of $25,000.

Non-management directors are expected to hold an investment position in our Common Stock having a market value equivalent to at least $150,000. New directors are required to achieve the ownership goal within three years after the director’s initial appointment to the Board.

The Corporation reimburses Board members for travel, lodging and other reasonable out-of-pocket expenses in connection with attendance at Board and committee meetings and performance of other services for the Corporation in their capacities as directors.

The non-management Chairman of the Board was entitled to receive during 2017 total compensation of $1.6 million per year comprised of the following three components:

•	$400,000 payable monthly for his services as the non-management chairman of the Board and Chairman of the Board of Directors of the Bank.

•	$500,000 in a restricted stock grant (the “Chairman Annual Restricted Stock”), payable in September. The Chairman Annual Restricted Stock has a one-year vesting period with acceleration upon a change in control.

•	$350,000 paid in cash on a semi-annual basis ($350,000 payable in September and $350,000 payable in March)

•	Payments compensate for services for the subsequent six months.

•	In the event of termination for cause, or in the event of resignation, the unearned portion would be repaid to the Corporation.

•	In the event of a change in control or other separation event, the unearned portion would become vested.

In connection with the performance of his duties as non-management chairman, Mr. Herencia is entitled to reimbursement for certain expenses, including costs related to office space and health insurance.

32	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Compensation of Directors | Director Summary Compensation Table

Mr. Herencia has been a critical member of the Board for almost seven years, dating back to the recapitalization of the Corporation in late 2011 when our private equity ownership required that the Board hire an independent chairman that had specialized expertise. Mr. Herencia’ s significant time investment, expertise in turnaround situations and coordination with regulators have added significant value to our Board and the Corporation. His vast experience in the financial industry has been critical to the identification and attraction of both the managerial talent and Board members who currently serve the Corporation. His intimate knowledge of both Puerto Rico and U.S. banking markets, as both are executive and director, singles him out as a uniquely qualified director in the Puerto Rico Market. He has extensive knowledge about our customers and competitors, as well as the complexities of regulatory compliance and the risk management environment. The Corporation relies heavily on Mr. Herencia’s knowledge, skills, relationships, and Board leadership and, as such, has agreed in years past to a compensation level that was above market and in line with his substaintial duties and value to the Board.

Upon the reduction in ownership positions of THL and Oaktree and taking into account proxy advisory analysis on director pay level, the Board decided to ask Mr. Herencia to stand for reelection and enter into a new compensation arrangement for the following three years at a reduced compensation level. While the level of pay is still above market, the Board feels this is more than justified given the benefits of the skill set and expertise provided by Mr. Herencia at a still critical time for the Corporation. On September 29, 2017, the Board approved substantial reductions to Mr. Herencia’s annual compensation as the non-management Chairman of the Board and Chairman of the Board of Directors of FirstBank, starting with the twelve-month periods effective from May to April of 2018, 2019 and 2020 (subject to his re-election by the stockholders at the annual meeting of stockholders for each of the covered twelve-month periods). As a result, Mr. Herencia will receive reduced total annual compensation for the 2018, 2019, and 2020 fiscal years as illustrated in the graph below:

Mr. Herencia’s compensation reflects his duties and responsibilities as non-management Chairman of the Board, he does not receive any additional compensation for his duties and responsibilities as chairman or member of any of the Corporation’s Board committees. Consistent with past practice, the cash retainer is payable monthly for services as the non-management Chairman of the Board and Chairman of the Board of Directors of the Bank. Semi-annual cash payments are payable in September and March, in two equal installments. Restricted stock is granted each September and vests one year from the date of the grant, with the exception of the final 2020 restricted stock award, which will vest immediately. Mr. Herencia will continue to be entitled to reimbursement for his health insurance, but such reimbursement will be subject to a limitation to be determined based on expected total expenses.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	33

Compensation of Directors | Director Summary Compensation Table

The following table sets forth all the compensation that the Corporation paid to non-management directors who served during fiscal year 2017:

DIRECTOR SUMMARY COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Option Awards ($)	Non -Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(b)	Total ($)
Juan Acosta Reboyras	$99,996	$39,997	—	—	—	$171	$140,164
Joshua D. Bresler (c)	43,750	—	—	—	—	—	43,750
Luz A. Crespo	84,996	39,997	—	—	—	171	125,164
Robert T. Gormley	105,000	39,997	—	—	—	171	145,168
Michael P. Harmon (d)	43,750	—	—	—	—	171	43,921
John A. Heffern (e)	12,500	39,997	—	—	—	—	52,497
Roberto R. Herencia	1,100,000	499,999	—	—	—	24,000	1,623,999
David I. Matson	105,604	39,997	—	—	—	171	145,772
José Menéndez-Cortada	84,996	39,997	—	—	—	171	125,164

(a)	Represents restricted stock grants during fiscal year 2017. The restricted stock awards were made effective as of the following dates: (i) the Annual Restricted Stock awards to Mr. Acosta Reboyras, Mrs. Crespo, Mr. Gormley, Mr. Matson and Mr. Menéndez-Cortada on September 29, 2017, (ii) the Chairman Annual Restricted Stock awarded to Mr. Herencia on September 30, 2017 and (iii) the Annual Restricted Stock awarded to Mr. Heffern on December 14, 2017. As of December 31, 2017, our non-executive directors owned the following shares of restricted stock: Mr. Acosta Reboyras, 19,860; Mrs. Crespo, 18,120; Mr. Gormley, 19,860; Mr. Heffern, 8,064; Mr. Herencia, 109,704; Mr. Matson, 19,860; and Mr. Menéndez-Cortada, 19,860.
(b)	Includes the amount of the life insurance policy premium paid by the Corporation for the benefit of the non-management directors. In addition, with respect to Mr. Herencia, includes $24,000 relating to the reimbursement of health insurance coverage premiums paid by Mr. Herencia for himself and his dependents.
(c)	On August 30, 2017, Joshua D. Bresler, who was the THL board representative, informed the Corporation of his resignation from the Board of the Corporation as of August 30, 2017.
(d)	On August 8, 2017, Michael P. Harmon, who was the Oaktree board representative, informed the Corporation of his resignation from the Board of the Corporation as of August 7, 2017.
(e)	On October 26, 2017, the Board of the Corporation determined to elect John A. Heffern to serve as an independent member of the Corporation’s Board.

34	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

PROPOSAL NO. 2—NON-BINDING APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

Background of the Proposal

As participants in United States Department of the Treasury’s Capital Purchase Program Troubled Asset Relief Program (“TARP”), we provided our stockholders with the opportunity to cast a “say-on-pay” vote every year from 2009 through 2017. Now that the Corporation is no longer subject to the requirements applicable to TARP participants given the United States Department of the Treasury’s sale of its remaining shares of the Corporation’s Common Stock, the Corporation is subject to the requirements in the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations that it solicit a separate, nonbinding “say on pay” stockholder vote to approve the compensation of executives.

This proposal, commonly known as a “Say on Pay” proposal, gives the Corporation’s stockholders the opportunity to vote on the Corporation’s executive compensation policies and procedures through the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the NEOs’ compensation disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related tables and narrative included in this Proxy Statement for the 2018 Annual Meeting of Stockholders.

Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation policies and procedures and in connection with its future executive compensation determinations. As part of the process of the Corporation’s emergence from the restrictions imposed by TARP, including the prohibitions on the payment of incentive compensation and the granting of equity-based awards other than limited amounts of long-term restricted stock, the Corporation considered information from a variety of sources, including proxy advisors, governance advocacies and peer company proxies, in determining a new compensation structure, pay levels and proportion of pay-at-risk effective as of July 1, 2017. This was especially important to the Compensation Committee in light of the Corporation’s stockholder say-on-pay support of 70.6%. As a result of these activities, the Compensation Committee, working with its independent compensation consultant, developed, adopted and implemented a new executive compensation program that more closely aligns with market best practices, rewards pay-for-performance and further aligns the interests of the Corporation’s NEOs with stockholders.

Accordingly, the compensation paid to our NEOs for 2017 reflects the TARP restrictions for the first six months of 2017 and the initial implementation of the new executive compensation program for the last six months of 2017. Cash-based salaries paid in 2017 remained at the same levels for the NEOs as the 2016 levels. The levels of stock issued to NEOs as a part of their salary (the “Salary Stock”) remained the same for 2017 as for 2016 except for the Salary Stock paid to the CEO and Ms. Nayda Rivera, who were granted higher amounts of Salary Stock in light of the Compensation Committee’s analysis of total compensation paid to executive officers in comparable positions at the Corporation’s peer companies. The restricted stock awards were also consistent in 2017 with those awards in 2016. In light of the Corporation’s emergence from the TARP restrictions, the related forfeiture of restricted stock granted to executives, including the NEOs, and the termination of the Written Agreement with the Fed that resulted from the Corporation’s improved asset quality and performance and achievement of other requirements of that agreement, the Compensation Committee made various compensation decisions that affected total 2017 compensation. In July 2017, it awarded the NEOs the opportunity to earn a short-term cash incentive amount for the last six months of 2017 based on the achievement of quantitative performance criteria as well as individual goals and made a cash transition award to each NEO contingent on the executive’s continued employment on the quarterly payment dates of the award through June 30, 2018. As more fully discussed in the Compensation Discussion and Analysis section, the Compensation Committee determined to award short-term incentive amounts based on achievement of the 2017 profitability targets and individual goals. The Corporation’s net income, adjusted to take into account the provisions that the Corporation recognized as a result of the extraordinary hurricanes in September 2017 that had a significant adverse effect on Puerto Rico, several of the Caribbean islands in which the Corporation operates as well as the Corporation’s business, exceeded the adjusted target. Its pre-tax pre-provision net income of $217.8 million exceeded the target by $11.8 million or 6%. Its classified asset ratio improved to 43.1%, exceeding the target of 34.8%. Although the Corporation’s non-performing asset ratio did not achieve the target, the Corporation’s non-performing assets decreased by $83.9 million. In addition, the Compensation Committee took into account significant corporate achievements in 2017, including the increase in core deposits and the reduction of the exposure to Puerto Rico government loans, and its analysis of the individual performance of the NEOs, which included their leadership in mitigating the effects of the hurricanes on the Corporation’s business. For details as to the TARP-related restrictions on compensation and the new compensation structure adopted upon emergence from TARP, please see the Compensation Discussion and Analysis section beginning on page 38. For additional information about the compensation paid to our NEOs and the Corporation’s overall executive compensation policies and procedures, please see the “Compensation Discussion and Analysis” section and the tabular disclosure (together with the accompanying narrative disclosure) in this Proxy Statement.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	35

Proposal No. 2—Non-binding Approval of Compensation of Named Executive Officers | Background of the Proposal

Required Vote

Approval of this Proposal No. 2 regarding executive compensation requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors Unanimously Recommends a Vote “FOR” the Approval of the Named Executive Officers’ Compensation Disclosed in this Proxy Statement.

36	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

PROPOSAL NO. 3—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE CORPORATION’S EXECUTIVE COMPENSATION

Background of the Proposal

As participants in TARP, we provided our stockholders with the opportunity to cast a “say-on-pay” vote every year from 2009 through 2017. Now that the Corporation is no longer subject to the requirements applicable to TARP participants, it is subject to both the requirement for an advisory vote on compensation paid to our NEO’s, as described in Proposal No. 2 above, as well as the requirement that the Corporation’s stockholders have an opportunity, at least once every six years, to vote on the frequency of an advisory vote on executive compensation. Accordingly, the Corporation is asking its stockholders to provide input on the frequency of future stockholder advisory votes on executive compensation, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended. In particular, we are asking whether the advisory vote should occur every year, every two years or every three years. You may also abstain from voting.

We believe that an annual advisory vote on executive compensation will continue to allow our stockholders to provide us with their direct and timely input on our compensation philosophy, policies and practices. Accordingly, the Board of Directors recommends that stockholders vote in favor of an annual advisory vote on executive compensation.

Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board and it will not create any duty for the Board to take any action in response to the outcome of the vote.

Required Vote

The affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on this proposal is required to approve, on an advisory non-binding basis, the frequency of future advisory votes on the compensation paid to our NEOs on an annual basis, every two years or every three years.

Recommendation of the Board of Directors

The Board Recommends a Vote For An Annual Advisory Vote On Executive Compensation.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	37

EXECUTIVE COMPENSATION DISCLOSURE

COMPENSATION DISCUSSION & ANALYSIS (CD&A)

FOREWORD

The year 2017 was transformative for the Bank. We emerged from TARP and the Fed Written Agreement was terminated. Achieving these critical regulatory milestones enabled us to reset our focus on the future and to develop and implement a new, market-aligned executive compensation program, designed with a significant emphasis on performance-based pay.

Shortly thereafter, and beyond the Corporation’s control, our stock price and financial performance were affected by the direct passage of major hurricanes Irma and Maria through the Puerto Rico and Eastern Caribbean Region during Q3 2017.

These significant events, and their timing, are particularly relevant when assessing our executive compensation program and financial outcomes for the year:

☑	For the first half of 2017, the Corporation remained subject to certain restrictions under the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), given the Corporation’s participation in 2009 in TARP.	ð	During this time, the Corporation continued to restrict the compensation mix and the level of incentive compensation to NEOs in order to comply with the compensation-related restrictions under EESA, as amended by ARRA, and the rules and regulations promulgated thereunder.

☑	The Corporation emerged from TARP on May 10, 2017.	ð	The Corporation ceased being subject to TARP compensation-related restrictions.

☑	The United States Department of the Treasury (“Treasury”) sold its remaining 10,291,553 shares of the Corporation’s Common Stock.	ð	The NEOs forfeited 50% of their restricted stock awards granted during the TARP period, which were contingent on the repayment of TARP (the “Transferability Restrictions”).(1)

☑	The Compensation Committee designed, approved and implemented a new executive compensation program, effective July 1, 2017.	ð	The new program closely aligns with market best practices and further aligns the interests of the Corporation’s NEOs with stockholders.

☑	The direct passage of major hurricanes Irma and Maria through the Puerto Rico and Eastern Caribbean Region during Q3 2017 caused severe disruptions to local businesses and essential government services.	ð	These extraordinary hurricanes resulted in a large non-recurring provision for loan losses that affected financial results, which directly affected the year-end compensation decision making process.

(1)	Please see “TARP: Executive Compensation Restrictions” on page 56 of this CD&A for details.

The Compensation Committee considered the impact of these events, including the loss of population and talent related to Puerto Rico’s long economic decline, which has accelerated due to hurricanes Irma and Maria, the absence of cash incentive payment awards made to NEOs during the eight years and five months during which the Corporation was subject to TARP, and the large forfeitures of long-term incentive awards resulting at the time of the repayment of TARP, as described in the section entitled “Restricted Stock Forfeitures,” as it made the executive compensation decisions for the named executive officers (“NEOs”) listed below. As such, this CD&A begins by summarizing the Corporation’s new executive compensation program, which became effective on July 1, 2017 and is fully in place for fiscal 2018. The following narrative also provides information about the compensation decisions made for the first half of 2017, at which time the executive compensation program was still subject to compensation-related restrictions under TARP.

2017 NEOs Name	Title
Aurelio Alemán	President & Chief Executive Officer (“CEO”)
Orlando Berges	Executive Vice President, Chief Financial Officer (“CFO”)
Calixto García-Vélez	Executive Vice President and Florida Region Executive
Nayda Rivera	Executive Vice President and Chief Risk Officer
Cassan Pancham	Executive Vice President and Business Group Executive

The Compensation Committee believes it is the experience, cohesiveness and credibility of its senior leadership team that has poised the Corporation to increase profitability and drive long-term stockholder value by executing our strategic priorities, while also supporting the critical rebuilding activities in our communities.

38	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Compensation Discussion & Analysis (CD&A) | New Executive Compensation Program

NEW EXECUTIVE COMPENSATION PROGRAM: EFFECTIVE JULY 1, 2017

As part of the process of the Corporation’s emergence from TARP, the Corporation considered information from a variety of sources, including proxy advisors, governance advocates and peer company proxies in determining the new compensation structure, pay levels and proportion of pay-at-risk. This was especially important to the Compensation Committee in light of the Corporation’s stockholder say-on-pay support of only 70.6% at the 2017 Annual Meeting of Stockholders.

As a result of these activities, the Compensation Committee, working with its independent compensation consultant, developed, adopted and implemented a new executive compensation program effective on July 1, 2017. This new program more closely aligns with market best practices, rewards pay-for-performance and further aligns the interests of the Corporation’s NEOs with stockholders.

Compensation Philosophy & Guiding Principles

The Corporation’s executive compensation program continues to have a performance-oriented focus — it is designed to support corporate strategic goals, including improved profitability and stockholder value appreciation.

☑	Performance-Driven	ð	Executive compensation must, to a large extent, be at risk, so that the amount earned is directly tied to the achievement of rigorous corporate, business unit and individual performance objectives that drive long-term value creation.
☑	Stockholder-Aligned	ð	Executives should be compensated through compensation elements (base salaries, and short- and long-term incentives) designed to enhance stockholder value.
☑	Competitively-Positioned	ð	Target compensation should be competitive with that being offered to individuals in comparable roles at other companies with which we compete for talent to ensure that the Corporation employs the best people to lead its success.
☑	Responsibly-Governed	ð	Decisions about compensation should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making.

Summary of New Program Elements

The new executive compensation program is supported by the following principal elements of compensation:

Pay Element	How Its Paid	Purpose
Base Salary (a)	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable us to attract and retain critical executive talent
Short-term Incentives (b)	Cash (Variable)

Reward executives for delivering on annual corporate profitability, asset quality and risk management objectives that contribute to stockholder value creation and provide line-of-sight through individual scorecards and assessments of leadership and core competencies

Long-Term Incentives	Equity (Variable)	Provide incentives for executives to execute on longer-term financial goals that drive stockholder value creation and support the Corporation’s leadership stability objectives

(a)	As part of the new executive compensation structure and transition from TARP, the payment of a portion of an executive’s salary in stock (“Salary Stock”) is being phased out. Specifically, Salary Stock was paid for 2017 and will cease effective June 20, 2018.

(b)	NEOs were eligible for (and received) a prorated annual incentive award for the post-TARP period in 2017 (July 1 — December 31).

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	39

Compensation Discussion & Analysis (CD&A) | New Executive Compensation Program

Target Total Direct Compensation Mix

Our new compensation program returns us to our guiding compensation principles ensuring that there is an appropriate pay-performance relationship, driving our business strategy, creating long-term stockholder value and supporting leadership stability objectives. The program also addresses compensation risk by using a combination of financial results including credit quality, strategic accomplishments and a demonstration of leadership and other core competencies.

Short-Term Incentive	100%	Cash Based on balanced scorecard of key financial, strategic and operational results and, individual goals and competencies
Long-Term Incentive	60%	Performance Shares Based on achievement of a targeted level of tangible book value at the end of a three-year performance period
	40%	Time-Vested Restricted Stock Vesting of shares in 50% increments on the second and third anniversaries of the grant date

The charts presented below illustrate the shift in pay mix as a result of the Corporation’s emergence from the TARP restrictions to a more performance-based program by reviewing the target total direct compensation of our CEO and other NEOs by each compensation component. Compensation was fixed or vested based on service during the period in which the Corporation was subject to the compensation-related restrictions under TARP. Once the Corporation was no longer subject to these restrictions, the Corporation approved a new compensation program effective on July 1, 2017. During our transition period (July 1, 2017 to June 30, 2018):

•	Salary Stock payments cease effective on June 30, 2018; and

•	A transition award was granted to the NEOs that vests quarterly throughout a one-year period (July 1, 2017 through June 30, 2018) contingent on the executive’s being employed at the Corporation on each quarterly payment date.

After the elimination of Salary Stock and the full vesting of the transition award, the percentage of total direct compensation of our CEO and other NEOs that is dependent upon achievement of performance goals (“at risk”) will be 66% and 49%, respectively.

Chief Executive Officer

40	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Compensation Discussion & Analysis (CD&A) | New Executive Compensation Program

Best Compensation Governance Practices and Policies

The following practices and policies, which we believe are in the best interests of our stockholders and NEOs, are also embedded in our program to promote sound compensation governance:

☑	Link a significant portion of compensation to performance through the use of short-term (cash) and long-term (equity) compensation to encourage both proactivity and long-term sustainability.

☑	Employ a variety of performance metrics to deter excessive risk-taking by eliminating any incentive focus on a single performance goal.

☑	Build in appropriate levels of discretion to adjust incentive payouts if results are not aligned with credit quality, regulatory compliance or leading indicators of future financial results

☑	Use equity incentives to promote total return to stockholders, long-term performance and executive retention.

☑	Clawback all performance-based variable pay from an executive officer determined to have engaged in misconduct or who was otherwise directly or indirectly responsible for a financial restatement.

☑	Conduct annual incentive risk reviews to ensure that our compensation programs do not promote imprudent behaviors or excessive risk-taking.

☑	Engage an independent compensation consultant who advises and reports directly to the Compensation Committee.

☑	Prohibit hedging and pledging of the Corporation’s securities.

☑	Require meaningful stock ownership by our executive officers. Our CEO and other NEOs must own Common Stock having a value equal to three times and one time their base salaries, respectively, for as long as they are employed by the Corporation.

For details about the Compensation Committee’s decisions based on the new program and 2017 performance, please refer to “Compensation Decisions for July 1 — December 31, 2017 (New Program)),” starting on page 47 of this CD&A.

Other NEOs

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	41

Compensation Discussion & Analysis (CD&A) | 2017 Business Overview / Impact on Executive Compensation

2017 BUSINESS OVERVIEW / IMPACT ON EXECUTIVE COMPENSATION

Performance At-A-Glance

Despite the 2017’s challenges, the Corporation’s leadership team remained focused on successfully executing the Corporation’s business plan and completing key strategic initiatives to continue improving the Corporation’s operational performance towards sustainable profitability and improved stockholders’ returns. The following table summarizes our key achievements for 2017, as well as the shortcomings and non-forecasted events that affected the Corporation’s performance during 2017.

Key Milestones Achieved or Deployed	Shortcomings and Non-Forecasted Events

☑   Achieved non-GAAP* pre-tax pre-provision net income of $217.8 million, exceeding budget by $11.8 million or 6%

☑   Increased net interest margin to 4.36% from 4.14% in 2016

☑   Partially mitigated effect of hurricane-related provisions on profitability by effective management of non-interest expense

☑   Increased core deposits across all regions by $481.7 million

☑   Reduced brokered certificate of deposits by $289.2 million to $1.2 billion

☑   Increased non-interest bearing deposit ratio to 20.3% from 16.8% in 2016

☑   Achieved core deposit year over year growth of 7.49% in the Puerto Rico region despite the challenging economic environment

☑   Continued to enhance the Bank’s Florida franchise, achieving significant growth in loan the portfolio, which now represents 19% of our loan portfolio

☑   Reduced public sector-related exposure; achieved resolution of certain public sector troubled loans, including the sale of PREPA’s fuel line receivable

☑   Decreased non-performing assets (“NPAs”) by $83.9 million

☑   NPAs to Total Assets improved to 5.31%

☑   Executed on key capital projects included in the IT Strategic Plan

☑   Completed organizational realignment to support goal execution across business areas by providing increased strategic and operational support

☑   Achieved termination of Fed Written Agreement and successful exit of Treasury stake

☑   Continued to receive Fed approval to make interest and dividend payments on the Trust Preferred securities (TRUPs)

☑   Continued to received Fed approval to make dividend payments on Series A through E Preferred Stock

☑   Repurchased $7.3 million of TRUPs at a discount, including accrued and unpaid interest, resulting in $1.4 million gain

☑   Expanded investor reach by increasing participation in industry conferences

☑   Continued to grow our capital base; at year end, our tangible book value per common share had grown to $8.28 from $7.83

☒   Profitability measures impacted by hurricane related provisions. Please see Effects of Hurricanes below for a detailed description

☒   Operational priorities realigned to address hurricane-related issues — moratoriums

☒   Lower than budgeted loan originations in Puerto Rico and USVI

☒   Asset quality and adverse migration continue to be the top challenges and priorities:

¡  Impact of public sector exposure; TDF loans migration and investment portfolio OTTI.

¡  Adverse migrations in certain commercial loans.

* See Appendix A for a reconciliation of this non-GAAP financial measure as well as other non-GAAP financial measures discussed in this Proxy Statement.

42	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Compensation Discussion & Analysis (CD&A) | 2017 Business Overview / Impact on Executive Compensation

During 2017, the Corporation achieved the following operational results, including results adjusted for the effects of the hurricanes as well as other adjustments that are detailed in the reconciliation attached as Appendix A:

Key Financial Data	2016	2017
Non-GAAP Pre-tax, Pre-provision Net Income	$208.3M	$217.8M
Net Income	$93.2M	$67.0M
Return on Average Assets (ROAA)	0.75%	0.56%
Return on Average Equity (ROAE)	5.28%	3.63%
Efficiency Ratio	62.07%	62.77%
Total Capital	21.34%	22.53%
Tier 1 Capital	17.74%	18.97%
Non-GAAP Tangible Book Value	$7.83	$8.28

Effects of Hurricanes

Two strong hurricanes affected the Corporation’s service areas during 2017. Early in September, Hurricane Irma, a Category 5 hurricane, affected the eastern Caribbean islands, including the U.S. Virgin Islands of St. Thomas and St. John and Tortola in the British Virgin Islands, and, to a lesser extent, the U.S. Virgin Island of St. Croix and Puerto Rico. After hitting the eastern Caribbean, Hurricane Irma made landfall along Florida’s southwest shoreline. Two weeks after Hurricane Irma sideswiped Puerto Rico, Hurricane Maria made landfall in Puerto Rico as a Category 4 hurricane, also battering other islands in the Caribbean, including St. Croix. These hurricanes caused widespread property damage, flooding, power outages, and water and communication service interruptions, and have severely disrupted normal economic activity in all of these regions. Fiscal year results were affected by the hurricanes, including the $66.5 million storm-related provision in the third quarter and $4.8 million in the fourth quarter as well as overall business volume declines.

Business Performance Considering Effects of Hurricanes

To better assess the Corporation’s year-over-year operational results, certain corporate financial measures were adjusted to account for the non-recurring hurricane-related provisions described above, as follows:

Key Financial Data	2017		2017 Adjusted*
Net Income	$67.0	M	$107.8	M
Return on Average Assets (ROAA)	0.56%		0.90%
Return on Average Equity (ROAE)	3.63%		5.85%

*	See the reconciliation of the non-GAAP financial measures set forth in Appendix A to this Proxy Statement.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	43

Compensation Discussion & Analysis (CD&A) | 2017 Business Overview / Impact on Executive Compensation

Total Shareholder Return

The hurricanes negatively affected the Corporation’s total stockholder return and that of other financial institutions in Puerto Rico. The chart below depicts the hypothetical gain or loss on a $100 investment from 1/1/2017 to 1/1/2018 for the Corporation (“FBP”), POPULAR, Inc. (“BPOP”) and OFG Bancorp (“OFG”). The table also provides a comparison to the SNL U.S. Bank & Thrift Index (“SNL”), which is primarily comprised of financial institutions in the contiguous United States.

Other factors specific to the Corporation diminished opportunities to provide additional returns to shareholders during 2017. The Corporation is prohibited from deploying capital in the form of common dividends or a share repurchase without regulatory approval. Further, three of our largest shareholders sold in 2017 over 50 million shares of Common Stock. Despite these challenges, the Corporation had solid adjusted operating results in 2017 that represented improvement over the prior year, and ended the year with the highest capital ratios among Puerto Rico publicly-traded banks and in the top decile of U.S. peers. We believe that our 18.7% stock price increase through the first quarter of 2018 represents confidence in the Corporation’s ability to perform and grow value for our shareholders.

WHAT GUIDES OUR PROGRAM

Our Decision-Making Process

The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent, non-employee members of the Board of Directors (the “Board”). The Compensation Committee works closely with its independent consultant and management to examine the effectiveness of the Corporation’s executive compensation program throughout the year. (During 2017, this also included ensuring compliance with the compensation restrictions under TARP, which are explained in detail on page 56 of this CD&A.)

Details of the Compensation Committee’s authority and responsibilities are specified in the Committee’s charter, which was most recently amended on January 31, 2018. The charter is available on the Corporation’s website at https://www.1firstbank.com/pr/en/help-center/investor-relations.

44	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Compensation Discussion & Analysis (CD&A) | What Guides Our Program

The Role of the Compensation Committee

The Compensation Committee typically reviews and makes compensation recommendations to the independent Board members for the CEO, the other NEOs, and other selected senior executives in the first quarter of each year based on an evaluation of compensation paid by peers and the Corporation’s performance results for the preceding year. The Corporation’s President and CEO, following the compensation structure approved by the Board, makes recommendations concerning the amount of compensation to be awarded to executive officers, excluding himself. The CEO does not participate in the Compensation Committee’s deliberations or decisions. The Compensation Committee reviews and considers the CEO’s recommendations and makes a final determination. In making its determinations, the Compensation Committee reviews the Corporation’s performance as a whole and the performance of each executive as it relates to the accomplishment of the goals and performance objectives set forth for the executive for the year, together with any such goals that have been established for the relevant lines of business of the Corporation.

The Role of CEO

The CEO does not provide recommendations concerning his own compensation, nor is he present when his compensation is discussed by the Compensation Committee. The Compensation Committee, with input from its independent compensation consultant, discusses the elements of the CEO’s compensation in executive session and makes a recommendation to all of the non-management members of the Board for discussion and final approval. The CEO, with input from the Compensation Committee’s independent compensation consultant, assists in setting compensation for the other NEOs.

The Role of the Independent Consultant

The role of the outside compensation consultant is to assist the Compensation Committee in analyzing executive pay packages and contracts, perform executive and director compensation reviews, including market competition assessments, and develop executive and director compensation recommendations for the Compensation Committee’s consideration. The compensation consultant communicates directly and is available to participate in executive sessions with the Compensation Committee. In that regard, a representative of the executive compensation consultant attends selected meetings of the Compensation Committee during which the representative assists the Compensation Committee in making specific executive compensation decisions. Pearl Meyer has been the Compensation Committee’s executive compensation consultant since February 2013. Pearl Meyer reports directly to the Compensation Committee and does not provide any other services to the Corporation. The Compensation Committee has analyzed whether the work of Pearl Meyer as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of any other services to the Corporation by Pearl Meyer; (ii) the amount of fees paid by the Corporation to Pearl Meyer as a percentage of Pearl Meyer’s total revenue; (iii) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by Pearl Meyer with an executive officer of the Corporation; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Corporation owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. The Compensation Committee has determined, based on its analysis of the above factors, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Compensation Committee has not created any conflict of interest.

The Role of Peer Companies

The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executives in similar positions at peer companies. For purposes of setting 2017 compensation levels, consistent with the recommendation of Pearl Meyer, the Compensation Committee took into account publicly-available data from industry compensation surveys and proxy statements from the group of peer companies listed below. (Industry survey data was collected from banking surveys with an asset size of approximately $12.0 billion. Proxy data was compiled for publicly-traded commercial banks with assets generally between approximately $9 billion and $19.3 billion; however, three banks outside this asset range (smaller or larger) were included because they are known competitors for executive talent (Popular, Inc., OFG Bancorp and BankUnited, Inc.)

Peer Companies
BancorpSouth, Inc.	Old National Bancorp
BankUnited, Inc.	Pinnacle Financial Partners, Inc.
Berkshire Hills Bancorp, Inc.	Popular, Inc.
FCB Financial Holdings, Inc.	Sterling Bancorp
First Midwest Bancorp, Inc.	Trustmark Corporation
Fulton Financial Corporation	United Bankshares, Inc.
MB Financial, Inc	United Community Banks, Inc.
OFG Bancorp	WesBanco, Inc.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	45

Compensation Discussion & Analysis (CD&A) | What Guides Our Program

It is important to note that this market data was not the sole determinant in setting executive pay levels. The Compensation Committee also considers corporate and individual performance, the nature of an individual’s role within the Corporation, as well as his or her experience and contributions to his or her current role, when making its compensation-related decisions.

THE 2017 EXECUTIVE COMPENSATION PROGRAM IN DETAIL

Compensation Decisions for January 1 — June 30, 2017 (TARP-Restricted Program)

Prior to emerging from TARP, the Compensation Committee reviewed the compensation paid to the NEOs in order to ensure that it was delivering a compensation package that remained consistent with the Corporation’s business objectives and compensation philosophy, while continuing to comply with TARP-related executive compensation restrictions. The Compensation Committee also considered various factors, including comparative compensation data for peer companies, the Corporation’s performance, and the individual performance of each of the NEOs.

Given TARP restrictions, the Corporation’s ability to make certain performance incentive awards was limited. Specifically, the restrictions prohibited the payment of bonuses, retention awards and incentive compensation, other than limited amounts of long-term restricted stock. Although no annual incentive payments were made, all of the executives that were affected by TARP restrictions continued to have goals established under our annual incentive program. The reason for establishing these goals, which were and continue to be consistent with our pay-for-performance philosophy, has been to set expectations, to measure performance, and to have a basis for changes to executives’ compensation that are not prohibited by the executive compensation restrictions.

The Compensation Committee took the following compensation-related actions effective on March 21, 2017:

•	Reviewed market-based salary data provided by its independent compensation consultant and determined that cash base salaries were competitive. No adjustments were made to the NEO’ cash base salaries in 2017.

•	Determined the ratio of base cash salary to Salary Stock using an analysis of total cash compensation of executive officers in comparable positions at its peer companies. The Corporation issued 389,296 shares of Salary Stock to its NEOs and withheld from this amount 135,888 shares of Common Stock to cover employee payroll and income tax withholding liabilities; these shares are held as treasury shares. The Corporation paid any fractional share of Salary Stock to which the NEO was entitled in cash. Under the Salary Stock program, the Compensation Committee believed that paying a portion of base salary in equity was an effective way to better align executives with stockholder interests.

•	The Compensation Committee adjusted Mr. Alemán’s Salary Stock component of base salary from an aggregate value of $959,000 for 2016 to a value of $1,093,260 for fiscal 2017, and Ms. Rivera’s Salary Stock component of base salary from an aggregate value of $250,000 for 2016 to a value of $275,000 for fiscal 2017. However, in connection with the cessation of the TARP restrictions, the Compensation Committee made the decision to cease the payment of Salary Stock in order to shift our NEOs’ pay mix to be more performance-based and at-risk. No Salary Stock will be paid after June 30, 2018.

•	Granted TARP-compliant long-term restricted stock of up to one-third of each NEO’s total annual compensation. Consistent with TARP requirements, these shares of restricted stock granted to NEOs have a two-year vesting period and were subject to the Transferability Restrictions that resulted in the forfeiture of 50% of the granted shares.

Restricted Stock Forfeitures

The Treasury recouped $231.9 million of its original investment of $400.0 million under TARP or approximately 58%. In light of the fact that the Treasury did not recover the full amount of its original investment, the Transferability Restrictions resulted in the forfeiture of certain shares of restricted stock awarded to the NEOs. Based on these restrictions and the amount recouped by the Treasury, 50% of all of the granted shares during the period in which the Corporation participated in TARP (2009-2017) were forfeited.

46	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Compensation Discussion & Analysis (CD&A) | What Guides Our Program

The following table shows the number of shares of restricted stock awarded to the NEOs during the TARP period and the number of shares forfeited due to the Transferability Restrictions and their fair market value on the date of forfeiture, May 10, 2017:

NEO	Total Restricted Shares Awarded (a)	Restricted Shares Forfeited (b)	Value Forfeited (c)
Aurelio Alemán	1,011,169	505,585	$2,907,114
Orlando Berges	529,980	264,990	$1,523,693
Calixto García-Vélez	444,284	222,142	$1,277,317
Nayda Rivera	353,271	176,636	$1,015,657
Cassan Pancham	330,319	165,160	$949,670

(a)	Includes the restricted shares awarded in 2017 that were forfeited in 2017 and are not reflected in the Summary Compensation Table. All of the restricted shares awarded in 2015 and 2016 are reflected in the Summary Compensation Table.

(b)	Pursuant to the Transferability Restrictions under TARP, 50% of the restricted stock awarded for the years 2012 through 2017 was forfeited.

(c)	Represents the fair market value forfeited using the closing price of the Corporation’s Common Stock of $5.75 on May 10, 2017, the date on which the Treasury sold its remaining 10,291,553 shares of the Corporation’s Common Stock at an average price of $5.61 per share.

Compensation Decisions for July 1 — December 31, 2017 (New Program)

Base Salary

Base salary is designed to reward an individual’s performance and level of experience in his/her role. In setting base salary amounts, the Compensation Committee takes into consideration the experience, skills, knowledge and responsibilities required of each of the NEOs and balances this assessment with marketplace salary data to ensure that the NEOs’ base salary levels are competitive with those of comparable executive officers in peer group companies. Base salaries also reflect the individual’s achievement of pre-determined goals and objectives, and the Corporation’s performance. As indicated earlier, no adjustments were made to the NEOs’ base salaries in 2017.

Short-Term Incentives

The short-term incentive program rewards executives for key strategic, operational and financial results, individual goals and leadership competencies. The program uses a balanced scorecard approach which enables us to tailor the weightings for various performance metrics to an executive’s role and scope of responsibility. This approach also reduces compensation risk by using a complementary set of measures, both financial and qualitative, to encourage performance over both a short- and long-term horizon. The program includes a clawback provision pursuant to which the Corporation may recoup from an executive officer previously awarded incentive payments based on financial statements that were later restated as a result of material non-compliance with any financial reporting requirements if the executive officer engaged in misconduct or was otherwise directly or indirectly responsible for the restatement.

The following table reflects the NEO’s short-term incentive opportunity at target-level performance as a percentage of base cash salary.

	Aurelio Alemán	Orlando Berges	Calixto García-Vélez	Nayda Rivera	Cassan Pancham
Corporate Profitability
Adjusted Net Income	20.0%	10.0%	7.5%	7.5%	6.0%
Pretax, Pre-Provision Net Income	20.0%	10.0%	7.5%	7.5%	6.0%
Asset Quality & Risk Management
Non-Performing Asset Ratio	12.0%	5.0%	5.0%	5.0%	4.0%
Classified Asset Ratio	12.0%	5.0%	5.0%	5.0%	4.0%
Individual Performance	16.0%	20.0%	25.0%	25.0%	20.0%
Total Target Incentive Opportunity as a % of Cash Base Salary	80.0%	50.0%	50.0%	50.0%	40.0%

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	47

Compensation Discussion & Analysis (CD&A) | What Guides Our Program

The balanced scorecard measures corporate results through profitability, and asset quality and risk management performance metrics. The balanced scorecard also measures individual performance through quantitative, milestone-based goals and an assessment of the executives’ leadership and core competencies. NEOs may earn 50% of their target opportunity for threshold-level performance (80% performance) and up to 150% of their target opportunity for superior-level performance (up to 120% performance). Amounts between threshold and superior are interpolated to reward incremental achievement and no amounts are paid for results on a particular performance metric if actual results are below threshold.

Corporate Results. The Compensation Committee has the ability to approve adjustments for one-time extraordinary events. Through its deliberations, the Compensation Committee decided to make adjustments to take into account the hurricanes that occurred in September 2017, which disrupted the Corporation’s operations and results for the remainder of the year, significantly impacting our plans and requiring material changes to the Corporation’s priorities during the fourth quarter of 2017. The Compensation Committee approved the following:

•	Performance for Corporate Profitability metrics for fiscal year 2017, adjusted to take into account the hurricanes, consistent with the extraordinary event definition included in the Short-Term Incentive plan.

•	Target performance for Asset Quality metrics is measured as of December 31, 2017, adjusted to take into account the hurricanes.

Using this approach, the table below provides the percentage of achievement on the following corporate metrics:

Performance Metric	Target	Actual	% Achievement
Corporate Profitability
Adjusted Net Income	$89.2 million	$107.8 million	121%
Pre-tax, Pre-Provision Net Income	$206.0 million	$217.8 million	106%
Asset Quality & Risk Management
Non-Performing Asset Ratio	3.99%	Not achieved	0%
Classified Asset Ratio	34.80%	36.60%	94%

48	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Compensation Discussion & Analysis (CD&A) | What Guides Our Program

Individual Performance. The individual performance component of the CEO’s short-term incentive award is focused on Leadership & Core Competencies, while 80% of his short-term incentive award is directly linked to the aforementioned corporate results. The individual performance component of all of the other NEOs is based on a combination of quantitative, milestone-based goals and the ability to lead the Corporation in their particular roles and expertise. In no case is the Leadership & Competency component weighted more than 20% of the overall award established at the time the awards were granted in July 2017. From September 1, 2017 through December 31, 2017, the Corporation adjusted individual performance based on the revised fourth quarter priorities and goals. In its evaluation of performance, the Compensation Committee considered each of the NEO’s contributions and leadership during the aftermath of the hurricanes to address the needs of our customers, employees and communities. The following considerations were taken into account by the Committee in determining each NEO’s achievement of the individual performance component of the short-term incentive award:

NEO	Individual Performance Highlights
Aurelio Alemán President & CEO 16.0% of Base Cash Salary

Main Goals:

• Maintain financial performance and improve core Bank profitability, amid the impact of Puerto Rico’s fiscal and economic situations.

• Reduce NPAs and Classified Assets and improve asset quality.

• Execute core deposit and loan growth strategy.

• Set strategic direction, including net income growth, innovation, business rationalization and capital planning initiatives.

• Enhance relations with external stakeholders, including stockholders.

• Manage recovery efforts after the impact of hurricanes Maria and Irma.

Considerations:

• Led the Corporation through the fiscal and economic situation in Puerto Rico, closely monitoring the potential impact on customers, effectively managing credit exposure, identifying business opportunities and continuing outreach with key stakeholders.

• Successfully managed recovery efforts to restore operations in Puerto Rico and the Virgin Islands after the passage of hurricanes Irma and Maria by effectively addressing the needs of affected employees, clients and communities.

• Despite the recurring fiscal challenges in Puerto Rico that continue to dampen the region’s economic outlook, under the CEO’s leadership, the Corporation achieved the profitability and classified ratio targets as well as other financial performance metrics targets.

• Achieved resolution of certain public sector troubled loans.

• Achieved critical capital plan and regulatory milestones for the Corporation, including:

•  Leading the action plans driving the termination of Written Agreement with the Fed

•  Leading corporate efforts for the successful execution of multiple secondary offerings by THL and Oaktree.

• Managed outreach to external stakeholders, including clients, regulators, and government officials.

• Completed organizational realignment to support goal execution across business areas by providing increased strategic and operational support.

• Developed new strategic non-organic growth opportunities.

• Developed new revenue enhancement initiatives to compensate for market risk.

• Approved and monitored the implementation of the Corporation’s Employee Engagement Plan.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	49

Compensation Discussion & Analysis (CD&A) | What Guides Our Program

NEO	Individual Performance Highlights
Orlando Berges EVP, CFO 19.9% of Base Cash Salary

Main Goals:

• Manage the Corporation’s finances, including financial planning, management of financial risks, record-keeping, and financial reporting.

• Support business growth.

• Execute core deposit strategy.

• Continue cost savings and process optimization initiatives.

• Manage and maintain adequate liquidity and capital position.

• Oversee the effective and efficient execution of technology initiatives to support financial reporting processes.

• Support the Dodd-Frank Act Stress Test (“DFAST”) exercise.

Considerations:

• Strategically reduced brokered CD balance by $289.2 million.

• Contributed to the Corporation’s achievement of critical capital plan and regulatory milestones.

• Executed the repurchase of TRUPs at a discount and maintained interest and dividend payments.

• Contributed to key actions driving the termination of the Written Agreement by the Fed.

• Led cost savings and process optimization initiatives which contributed to the reduction of non-interest expense by $20.4 million.

• Participated in the successful completion of DFAST.

• Participated in outreach to external stakeholders, including regulators, investors and bank analysts.

• Completed current accounting and financial systems optimization project.

• Contributed to the pre and post-hurricanes team efforts:

•  Managed the financial reporting issues resulting from the hurricanes Irma and Maria, including the disaster relief credit programs.

•  Participated in the estimation of credit risk on the Bank’s loan portfolios.

Calixto García-Vélez EVP and Florida Region Executive 24.0% of Base Cash Salary

Main Goals:

• Direct the Florida region operations.

• Reduce NPAs, improve core Bank profitability, execute core deposit strategy, and execute loan growth strategy in the Florida region.

• Oversee the effective and efficient execution of the various technology initiatives to support the various business directed by the executive.

Considerations:

• Continued to enhance the Bank’s Florida franchise, achieving significant growth in the loan portfolio to $1.7 billion.

• Achieved NPA reduction targets in the Florida regions.

• Achieved further growth in loan originations while improving FirstBank Florida’s profitability.

• Achieved growth in the region’s demand deposit account balance and non-interest bearing mix.

• Supported the successful implementation of various IT related projects in the Florida region.

50	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Compensation Discussion & Analysis (CD&A) | What Guides Our Program

NEO	Individual Performance Highlights
Nayda Rivera EVP and Chief Risk Officer 25.4% of Base Cash Salary

Main Goals:

• Maintain strong enterprise risk management and corporate governance practices; including but not limited to the management of credit risk, risk appetite and risk tolerance levels.

• Direct the Corporation’s special assets group.

• Manage the Corporation’s plan to reduce NPAs and classified assets and improve asset quality.

• Lead actions plans to comply with regulatory requirements.

• Manage the risks in the Bank’s operations, employees and customers associated with the passing of the hurricanes.

• Complete the Corporation’s DFAST exercise.

• Manage and enhance the Corporation’s compliance, model validation, and credit risk programs.

• Support technology efforts to strengthen the Corporation’s risk management framework. Manage operational risk as the Corporation transforms technology and operational processes with new technology systems.

• Improve corporate profitability under areas of responsibility.

Considerations:

• Successfully executed strategy to reduce public sector related exposure.

• Managed the decrease in NPAs by $83.9 million and the improvements in the ratio of NPAs to Total Assets to 5.31%, compared to 6.16% in 2016, and the classified ratio to 43.1%. Achieved profitability target under areas of responsibility.

• Reviewed corporate policies and monitored risk appetite metrics to maintain the safety and soundness of the Corporation and keep risks within the Corporation’s risk appetite level.

• Contributed to the Corporation’s achievement of critical capital plan and regulatory milestones.

• Led and successfully completed the DFAST exercise.

• Contributed to key actions driving the termination of the Written Agreement by the Fed.

• Managed multiple regulatory examinations throughout the year.

• Contributed to the pre and post-hurricanes team efforts:

•  Supported the business continuity planning and relief programs for employees.

•  Led disaster relief credit programs for borrowers after hurricanes.

•  Participated in the estimation of credit risk on the Bank’s loan portfolios.

• Supported the successful implementation of various IT related projects including the new platforms and processes required to implement changes in regulations.

• Achieved Risk Management financial budget and managed human capital to retain the talent required to manage the Corporation’s Risk Management program in a challenging and competitive environment.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	51

Compensation Discussion & Analysis (CD&A) | What Guides Our Program

NEO	Individual Performance Highlights
Cassan Pancham EVP and Business Group Executive 15.7% of Base Cash Salary

Main Goals:

• Direct the Eastern Caribbean Region, the Puerto Rico Residential Mortgage business, the Credit Card business and the Corporation’s insurance agency operations.

• Reduce NPAs, improve core Bank profitability, execute core deposit strategy, and execute loan growth strategy in the various business directed by the executive.

• Oversee the effective and efficient execution of the various technology initiatives to support the various business directed by the executive.

Considerations:

• Maintained stable NPAs in the Eastern Caribbean Region.

• Achieved growth in the Eastern Caribbean Region’s deposit balance.

• Responsible for the successful launch and management of Encompas, an Online Mortgage Application tool, throughout its phases.

• Developed and implemented strategies which resulted in credit card growth in the Puerto Rico region.

• Supported recovery efforts and engaged in community aid for the Virgin Islands in the aftermath of hurricanes Irma and Maria in September 2017.

• Supported disaster relief mortgage-related programs after hurricanes Irma and Maria.

Since the Corporation was subject to TARP-related compensation restrictions prior to the Treasury’s sale of its remaining shares of the Corporation’s Common Stock, the amount of the actual earned cash award for 2017 was prorated for the last six months of 2017. The table below indicates the short-term cash incentive granted to the NEOs by the Committee, as a percentage of base cash salary, related to the achievements as described in the relevant sections above under Corporate Results and Individual Performance:

	Aurelio Alemán	Orlando Berges	Calixto García-Vélez	Nayda Rivera	Cassan Pancham
Corporate Profitability
Adjusted Net Income	30.0%	15.0%	11.3%	11.3%	9.0%
Pretax, Pre-Provision Net Income	22.9%	11.4%	8.6%	8.6%	6.9%
Asset Quality & Risk Management
Non-Performing Asset Ratio	0.0%	0.0%	0.0%	0.0%	0.0%
Classified Asset Ratio	10.4%	4.4%	4.4%	4.4%	3.5%
Individual Performance	16.0%	19.9%	24.0%	25.4%	15.7%
Total % Base Salary Achieved	79.3%	50.7%	48.1%	49.6%	35.1%
Total Hypothetical Annual $ Amount Achieved	$760,469	$304,049	$264,668	$235,345	$157,780
Amount Accrued and Paid Post-TARP	$380,234	$152,024	$132,334	$117,673	$78,890
Payout as a % of Base Salary	39.7%	25.3%	24.1%	24.8%	17.5%
% of Achievement vs. Target	99.1%	101.4%	96.2%	99.1%	87.7%

Long-Term Equity Incentives

Starting in 2018, the NEOs participate in a newly-designed long-term incentive program that provides a variable pay opportunity through a combination of performance shares and restricted stock. The program is designed to reinforce the long-term alignment of the Corporation’s executives with the interests of our stockholders. Performance shares are intended to strengthen our pay-for-performance philosophy while time-vested restricted stock is granted to promote share ownership and support our leadership stability objectives.

Awards are made under the First BanCorp. Omnibus Incentive Plan, as amended. The aggregate value of the NEOs’ performance shares and restricted stock is determined based on an assessment of their individual goal achievement for the prior year.

52	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Compensation Discussion & Analysis (CD&A) | What Guides Our Program

The following table reflects each of the NEO’s long-term incentive opportunity at target-level performance as a percentage of base cash salary:

	Target Incentive Opportunity
Named Executive Officer	Restricted Stock	Performance Shares	Total Target
Aurelio Alemán	46.0%	69.0%	115.0%
Orlando Berges	18.0%	27.0%	45.0%
Calixto García-Vélez	16.0%	24.0%	40.0%
Nayda Rivera	24.0%	36.0%	60.0%
Cassan Pancham	20.0%	30.0%	50.0%

NEOs may earn 25% of their target opportunity for threshold-level performance (75% performance) and up to 150% of their target opportunity for superior-level performance (up to 125% performance). Amounts between threshold and superior are interpolated to reward incremental achievement and no amounts are paid with respect to a particular performance metric if actual results are below threshold.

Once the annual award value is determined, awards are granted in the following proportions:

•	60% in performance-based shares, which vest based on the achievement of a pre-established tangible book value goal at the end of a three year performance period (e.g., 2018 — 2020). Participants may earn zero to 150% of their targeted award.

•	40% in time-vested restricted stock, which vests on the second and third anniversaries of the grant date.

One-Time, Cash Award

To recognize the significance of the emergence from TARP and help facilitate a smooth transition to the new executive compensation program, as well as support our leadership stability objectives, on July 1, 2017, the Committee approved a one-time, cash award to each of the NEOs. The award was granted in cash, and has been paid quarterly over a one-year period provided that the executive is employed by the Corporation on the corresponding payment date.

2018 Compensation Decisions

Effective on March 21, 2018, the Compensation Committee determined that the NEOs’ base cash salary levels for fiscal 2018 would remain at the same levels as fiscal 2017 notwithstanding the Committee’s decision in 2017 to cease the payment of Salary Stock, effective July 1, 2018. As a result, the NEOs’ fixed salary for 2018 will be lower than the fixed salary paid in 2017. To the extent base cash salary levels for fiscal 2019 remain at the same levels as fiscal 2018, the NEOs will receive lower total base salary for the 2018 and 2019 fiscal years as illustrated in the following table:

Named Executive Officer	Year	Base Salary Paid in Cash	Base Salary Paid in Common Stock	Total Base Salary
Aurelio Alemán	2019	$959,000	$0	$959,000
	2018	$959,000	$546,630	$1,505,630
	2017	$959,000	$1,093,260	$2,052,260
Orlando Berges	2019	$600,000	$0	$600,000
	2018	$600,000	$170,000	$770,000
	2017	$600,000	$340,000	$940,000
Calixto García-Vélez	2019	$550,000	$0	$550,000
	2018	$550,000	$137,500	$687,500
	2017	$550,000	$275,000	$825,000
Nayda Rivera	2019	$475,000	$0	$475,000
	2018	$475,000	$137,500	$612,500
	2017	$475,000	$275,000	$750,000
Cassan Pancham	2019	$450,000	$0	$450,000
	2018	$450,000	$125,000	$575,000
	2017	$450,000	$250,000	$700,000

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	53

Compensation Discussion & Analysis (CD&A) | What Guides Our Program

As noted above, also on March 21, 2018, the Compensation Committee approved long-term incentive awards of performance-based shares and time-vested restricted stock to the NEOs. The performance-based shares will vest based on the achievement of a three-year tangible book value goal at the end of the performance period (from 2018 through 2020) and time-vested restricted stock will vest in equal installments on the second and third anniversaries of the grant.

The NEOs were granted the following long-term incentive awards:

	Restricted Stock		Performance Shares		Total Grant Date Fair Value
Named Executive Officer	% of Base Cash Salary	$ Value	% of Base Cash Salary	$ Value	% of Base Cash Salary	$ Value
Aurelio Alemán	46.0%	$441,140	69.0%	$661,710	115.0%	$1,102,850
Orlando Berges	11.2%	$107,320	16.8%	$160,979	28.0%	$268,299
Calixto García-Vélez	13.9%	$83,565	20.9%	$125,347	34.8%	$208,912
Nayda Rivera	21.1%	$116,052	31.7%	$174,078	52.8%	$290,130
Cassan Pancham	12.2%	$66,915	18.2%	$100,373	30.4%	$167,288

OTHER PRACTICES, POLICIES AND GUIDELINES

Stock Ownership Guidelines

The Corporation maintains stock ownership guidelines that are designed to further align the interests of our stockholders and executives. Our CEO is expected to acquire and hold a minimum of Common Stock having a value equal to three-times the cash portion of his or her annual base salary. Other NEOs are expected to acquire and hold Common Stock having a value equal to a minimum of one time annual base salary. All of our NEOs are currently in compliance with the guidelines.

Pension Benefits

The Corporation does not have a defined benefit or pension plan in place for the NEOs.

Defined Contribution Retirement Plan

The NEOs are eligible to participate in the Corporation’s Defined Contribution Retirement Plan pursuant to Section 1165(e) of the Puerto Rico Internal Revenue Code, which provides retirement, death, disability and termination of employment benefits. The Defined Contribution Retirement Plan complies with the Employee Retirement Income Security Act of 1974, as amended, and the Retirement Equity Act of 1984, as amended. An individual account is maintained for each participant and benefits are paid based solely on the amount of each participant’s account. The NEOs may defer up to either $15,000 in the case of Puerto Rico residents or $18,500 in the case of United States residents of their annual compensation into the Defined Contribution Retirement Plan on a pre-tax basis as employee compensation deferral contributions. Each year, the Corporation makes a contribution equal to 25% of the first 4% of each participating employee’s contribution up to contributions relating to the annual compensation limit of $270,000; no match is provided for contributions in excess of 4% of compensation. Corporate contributions are made to employees with a minimum of one year of service. At the end of the fiscal year, the Corporation may, but is not obligated to, make additional contributions in an amount determined by the Board.

Non-Qualified Deferred Compensation

Since 2009, the Corporation has not had a Deferred Compensation Plan in place for the NEOs.

General Benefits and Perquisites

Personal benefits and perquisites are limited. The NEOs have been provided with a corporate-owned automobile, club memberships and a life insurance policy of $1,000,000 ($500,000 in excess of that provided to other employees). Like all other employees, the NEOs may participate in the Corporation’s Defined Contribution Retirement Plan (including the Corporation’s match) and group medical and dental plans and receive long-term and short-term disability, health care, and group life insurance benefits. In addition, the CEO is provided with an armed driver solely for business purposes.

Incentive Repayment (Clawback) Policy

We have a clawback policy that, in the event of a restatement of financial statements to correct a material non-compliance with any applicable financial reporting requirement, allows the Compensation Committee to seek recovery or forfeiture from any executive officer of the portion of incentive compensation that was received by or vested in the executive officer during the three-year period prior to the determination that a restatement was required and that would not have been earned had performance been measured on the basis of the restated results if the Compensation Committee determines that the executive engaged in intentional fraud or gross misconduct or was otherwise directly or indirectly responsible for the restatement.

54	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Compensation Discussion & Analysis (CD&A) | Other Practices, Policies and Guidelines

Anti-Hedging Policy

Section 16 officers and directors, including the NEOs, are prohibited from (i) pledging the Corporation’s securities as collateral for loans and (ii) selling the Corporation’s securities “short,” trading in the Corporation’s securities in or through a margin account or otherwise engaging in hedging transactions or speculative or short-term trading of the Corporation’s securities. These provisions are part of the Corporation’s overall program to prevent the Corporation’s directors and executive officers, including the NEOs, from trading on material non-public information.

Employment Arrangements and Termination Provisions

The Board has reviewed and approved employment agreements for our CEO and our CFO that set their terms of employment, including compensation, benefits and termination, and include change of control provisions. None of the other NEOs have employment agreements with the Corporation. We provide benefits to all of our other NEOs in connection with certain terminations of employment and in connection with a change in control of the Corporation under other arrangements. These arrangements are described in more detail under discussed under “Employment Contracts, Termination of Employment, and Change in Control Arrangements” on page 61 of this Proxy Statement.

The Board believes that these employment agreements and arrangements help support leadership stability and support our succession planning process. The Compensation Committee takes the terms of these agreements into account when approving compensation for our NEOs.

Overview of Risk and Compensation Plans

The Compensation Committee believes that the Corporation should have sound compensation practices that fairly reward exceptional employees, and exceptional efforts by those employees, while assuring that their compensation reflects principles of risk management and performance metrics that promote long-term contributions to sustained profitability, as well as fidelity to the values and rules of conduct expected of them. We are committed to continually evaluating and improving our compensation programs through:

•	Frequent self-examination of the impact of our compensation practices on the Corporation’s risk profile, as well as evaluation of our practices against emerging industry-wide practices;

•	Systematic improvement of our compensation principles and practices, ensuring that our compensation practices improve the Corporation’s overall safety and soundness; and

•	Continuing development of compensation practices that provide a strategic advantage to the Corporation and provide value for all stakeholders.

As an integral part of the 2017 compensation process, the Compensation Committee directed the Chief Risk Officer (“CRO”) to conduct a review of risk in the Corporation’s compensation programs available throughout the year, examining three issues: (1) whether the compensation of the NEOs encourages them to take unnecessary and excessive risks that threaten the value of the Corporation; (2) whether the Corporation’s employee compensation plans pose unnecessary risks to the Corporation; and (3) whether there was any need to eliminate any features of these plans to the extent that they are considered to encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee. The Compensation Committee met with the CRO one time in 2017 and provided substantial oversight, review and direction throughout the process described below.

The CRO’s review focused on the structure of the awards to the NEOs who were eligible, within the restrictions of TARP, to receive salary in cash and Salary Stock and long-term restricted stock. The review also included all other short-term cash incentive plans under which employees of the Corporation and its subsidiaries are compensated. The risk-avoidance analysis of the Corporation’s compensation arrangements and programs for NEOs and employees focused on elements of the compensation plans that may have the potential to affect the behavior of employees with respect to their job-related responsibilities, or might directly impact the financial condition of the Corporation. The assessment encompassed the identification of the various elements of the Corporation’s compensation plans, the identification of the principal risks to the Corporation that may be relevant for each element, and the identification of the mitigating factors for those risks. Among the elements considered in the assessment were: (i) the performance metrics and targets related to individual business units and strategic goals related to deposit growth, enhancement of the Corporation’s asset quality and risk profile, strengthening of our franchise value, achievement of strategies to strengthen the Corporation’s capital position, and business profitability and expense management targets, (ii) timing of pay out, and (iii) pay mix. Each element may present different risks to the Corporation; however, each has risk mitigating factors and many have no potential to encourage the manipulation of reported earnings.

In the risk-avoidance assessment, management and the Compensation Committee concluded that the Corporation’s compensation plans are not reasonably likely to have a material adverse effect on the Corporation. Management and the Compensation

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	55

Compensation Discussion & Analysis (CD&A) | Other Practices, Policies and Guidelines

Committee believe that, in order to give rise to a material adverse effect on the Corporation, a compensation plan must provide benefits of sufficient size to be material to the Corporation or it must motivate individuals at the Corporation who are in a position to have a material impact on the Corporation to behave in a manner that is materially adverse to the Corporation.

As part of the process to review the Corporation’s compensation plans with the CRO during 2017, the Compensation Committee also analyzed the incentive compensation arrangements to help ensure that the Corporation complied with those provisions of the EESA or any other law or regulation related to compensation arrangements applicable to financial institutions participating in TARP.

Committee Certifications. The Committee certifies that (1) it has reviewed with the Corporation’s CRO the senior executive officers’ compensation plans and has made all reasonable efforts to ensure that such plans do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Corporation, (2) it has reviewed with the CRO the Corporation’s employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Corporation, and (3) it has reviewed the Corporation’s employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee.

TARP: Executive Compensation Restrictions

From January 1, 2017 through May 10, 2017, our NEO’s pay opportunities were significantly reduced and the short-term incentive component had not been paid since 2009 for those executives covered by TARP restrictions.

The executive compensation restrictions under the EESA, as amended by the ARRA, and the rules and regulations thereunder, as well as under U.S. regulations and under the agreement pursuant to which the Corporation sold preferred stock to the Treasury, applied to what the Treasury refers to as the Corporation’s Senior Executive Officers, which included our NEOs. As a result of the applicability of these restrictions to the Corporation until the Treasury sold its shares of the Corporation’s Common Stock, the Corporation:

•	Was prohibited from paying or accruing any bonus payments to the Corporation’s NEOs and the ten (10) next most highly-compensated employees (“MHCEs”), except for long-term restricted stock if it satisfied the following requirements: (i) the value of the grant could not exceed one-third of the amount of the employee’s annual compensation calculated in the fiscal year in which the compensation was granted, (ii) no portion of the grant could vest before two years after the grant date and (iii) the grant was subject to a further restriction on transfer or payment in accordance with the repayment of TARP funds, the Transferability Restriction.

•	Could not make any “golden parachute payments” to its NEOs or the next five MHCEs.

•	Was required to provide that any bonus, incentive and retention amounts paid to the NEOs and the next 20 MHCEs were subject to recovery if they were based on statements of earnings, revenues, gains or other criteria that were later found to be materially inaccurate.

•	Was prohibited from having any compensation plan that would encourage manipulation of reported earnings.

•	Was required to cause the senior risk officers to discuss, evaluate and review with the Compensation Committee any risks (including long-term and short-term risks) that could threaten the value of the Corporation.

•	Was required to make annual disclosures to the Treasury of, among other information, perquisites whose total value during the year exceeded $25,000 for any of the NEOs or the next ten (10) MHCEs and provide a narrative description of the amount and nature of those perquisites, and a justification for offering them.

TARP Related Actions — Amendments to Executive Compensation Program

As required by the ARRA, a number of amendments were made to our executive compensation program; these are:

•	Bonuses and other incentive payments to NEOs and the next ten (10) MHCEs were prohibited during the TARP period.

•	Employment agreements were amended to provide that benefits to the executives must be construed and interpreted at all times when the Treasury maintains any debt or equity investment in the Corporation in a manner consistent with the EESA and ARRA, and all such agreements were deemed to have been amended as determined by the Corporation so as to comply with the restrictions imposed by the EESA and ARRA.

•	The change of control provisions previously applicable to NEOs and the next five (5) MHCEs were suspended during the TARP period.

•	A recovery or “clawback” acknowledgment was signed by each of the NEOs and the next twenty (20) MHCEs under which they agreed to the return of any bonus payment or awards made during the TARP period based upon materially inaccurate financial statements or performance metrics.

56	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

COMPENSATION COMMITTEE REPORT

The Committee reviewed and discussed the Compensation Discussion and Analysis with members of senior management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s Annual Report on Form 10-K and proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission.

Robert T. Gormley, Chairman

Juan Acosta Reboyras

Luz A. Crespo

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	57

EXECUTIVE COMPENSATION TABLES AND COMPENSATION INFORMATION

SUMMARY COMPENSATION TABLE

The Summary Compensation Table set forth below discloses compensation of the NEOs of the Corporation.

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(e)	Total ($)
Aurelio Alemán President and Chief Executive Officer	2017	$959,000	$408,775	$1,573,791	—	$380,234	—	$56,333	$3,378,132
	2016	940,769	1,200	1,899,769	—	—	—	57,703	2,899,441
	2015	880,000	1,200	1,694,303	—	—	—	62,423	2,637,926
Orlando Berges Executive Vice President and Chief Financial Officer	2017	600,135	151,200	570,006	—	152,024	—	8,280	1,481,646
	2016	600,000	1,200	795,383	—	—	—	8,410	1,404,993
	2015	600,000	1,200	751,846	—	—	—	8,893	1,361,939
Calixto García-Vélez Executive Vice President and Florida Region Executive	2017	550,000	91,950	470,003	—	132,334	—	71,473	1,315,761
	2016	550,000	1,200	654,615	—	—	—	72,992	1,278,807
	2015	550,000	1,200	607,091	—	—	—	75,381	1,233,672
Nayda Rivera Executive Vice President and Chief Risk Officer	2017	475,000	96,350	456,951	—	117,673	—	7,055	1,153,028
	2016	463,461	1,200	550,000	—	—	—	9,987	1,024,648
	2015	419,231	1,200	526,533	—	—	—	8,867	955,831
Cassan Pancham Executive Vice President and Business Group Executive	2017	450,000	91,200	394,999	—	78,890	—	92,905	1,107,993
	2016	438,462	1,200	523,844	—	—	—	84,453	1,047,959
	2015	400,000	1,200	442,957	—	—	—	70,908	915,065

(a)	Since April 2013, the Compensation Committee has awarded Common Stock to the NEOs as a component of their base salaries; Salary Stock is reflected in the Stock Awards column together with awards of restricted stock.

(b)	The column includes the Christmas bonus, which is a non-discriminatory broad-based benefit offered to all employees, under which the Corporation paid in each of the three years an amount equal to six percent (6%) of each employee’s base salary up to $1,200. The column also includes one-half of the Transition Award granted on June 29, 2017 as follows: Mr. Alemán $407,575, Mr. Berges, $150,000; Mr. García-Velez, $90,750; Ms. Rivera, $95,150; and Mr. Pancham, $90,000. The award was granted in cash, and vests quarterly over a one-year period.

(c)	The column includes the portion of compensation paid to the executives as Salary Stock and the grants of restricted stock under the First BanCorp. Omnibus Incentive Plan, as amended. The fair market value of the Salary Stock was determined using the closing price of the Corporation’s Common Stock on each date on which the Salary Stock was issued. The fair market value of the restricted stock awarded in 2017 was determined using the closing price of the Corporation’s Common Stock on March 21, 2017 ($5.41), the grant date of the award. Refer to the “Grant of Plan-Based Award” section for details of the amounts paid. Given the Transferability Restrictions applicable to Restricted Stock, 50% of the shares of restricted stock granted to the NEOs on March 21, 2017 was forfeited on May 10, 2017, the date on which the Treasury sold its remaining 10,291,553 shares of the Corporation’s Common Stock. As a result of the Treasury’s sale, the Corporation is no longer subject to the compensation-related restrictions under TARP. The fair market value of the restricted stock awarded on March 21, 2017, net of its related forfeiture on May 10, 2017, is presented herein.

(d)	Until May 2017, based on TARP restrictions, the compensation program for the NEOs was limited to base salary, Salary Stock and TARP-compliant restricted stock. Under the new compensation program approved after the Treasury’s sale, the NEOs were eligible to participate in the 2017 annual cash incentive opportunity based on the achievement of their annual corporate, business unit and individual goals, prorated for the portion of 2017 during which the Corporation was no longer subject to compensation restrictions under TARP (six out of 12 months).

(e)	Set forth below is a breakdown of all other compensation (i.e., personal benefits):

58	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Executive Compensation Disclosure | All Other Compensation

All Other Compensation

Name and Principal Position	Year	Company- owned Vehicles ($)	1165(e) Plan Contribution ($)(i)	Security ($)(ii)	Memberships & Dues ($)	Housing ($)(iii)	Utilities ($)(iii)	Life Insurance ($)(iv)	Total ($)
Aurelio Alemán	$2017	$7,041	$738	$39,443	$8,421	—	—	$690	$56,333
	2016	5,467	677	39,839	11,030	—	—	690	57,703
	2015	9,708	721	40,895	10,409	—	—	690	62,423
Orlando Berges	2017	2,913	577	—	4,101	—	—	690	8,280
	2016	2,755	673	—	4,292	—	—	690	8,410
	2015	2,907	865	—	4,431	—	—	690	8,893
Calixto García-Vélez	2017	864	2,719	—	—	67,200	—	690	71,473
	2016	1,663	2,312	—	—	67,200	—	1,817	72,992
	2015	3,768	2,493	—	—	67,200	—	1,920	75,381
Nayda Rivera	2017	4,347	2,018	—	—	—	—	690	7,055
	2016	7,010	2,287	—	—	—	—	690	9,987
	2015	6,133	2,044	—	—	—	—	690	8,867
Cassan Pancham	2017	6,834	1,154	—	13,222	66,000	5,005	690	92,905
	2016	5,245	1,442	—	6,499	61,000	9,577	690	84,453
	2015	3,007	1,298	—	—	60,000	5,913	690	70,908

(i)	Consists of the Corporation’s contribution to the executive’s account in the Defined Contribution Retirement Plan.

(ii)	The CEO is provided with an armed driver solely for business purposes.

(iii)	With respect to Mr. Calixto García-Vélez, consists of reimbursement, and related tax gross up amount, for housing and utility expenses paid by Mr. Calixto García-Vélez as a result of his employment as executive vice president of the Florida operations. With respect to Mr. Cassan Pancham, consists of reimbursement for housing and utility expenses paid to Mr. Cassan as a result of the terms of the Corporation’s acquisition in 2002 of banking operations in the Virgin Islands.

(iv)	Consists of the amount of the life insurance policy premium paid by the Corporation in excess of the $500,000 life insurance policy available to all employees.

GRANTS OF PlAN-BASED AWARDS

The following table details all equity and non-equity plan-based awards granted to each of the NEOs during fiscal year 2017.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	59

Executive Compensation Disclosure | Grants of Plan-based Awards Table

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of stock or units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)	Market Price on Grant Date ($/SH)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Aurelio Alemán
2017 Short-Term Cash Incentive Restricted Stock Salary Stock	—		$191,800	$383,600	$575,400	—	—	—	—	—	—	—	—
	3/21/2017	(a)	—	—	—	—	—	—	94,836	—	—	$513,063	$5.41
	Various	(b)	—	—	—	—	—	—	188,467	—	—	1,060,728	Various	(b)
Orlando Berges
2017 Short-Term Cash Incentive Restricted Stock Salary Stock	—		75,000	150,000	225,000	—	—	—	—	—	—	—	—
	3/21/2017	(a)	—	—	—	—	—	—	42,515	—	—	230,006	$5.41
	Various	(b)	—	—	—	—	—	—	60,182	—	—	340,000	Various	(b)
Calixto García-Vélez 2017 Short-Term Cash Incentive Restricted Stock Salary Stock

	—		68,750	137,500	206,250	—	—	—	—	—	—	—	—
	3/21/2017	(a)	—	—	—	—	—	—	36,045	—	—	195,003	$5.41
	Various	(b)	—	—	—	—	—	—	48,672	—	—	275,000	Various	(b)
Nayda Rivera
2017 Short-Term Cash Incentive Restricted Stock Salary Stock	—		59,375	118,750	178,125	—	—	—	—	—	—	—	—
	3/21/2017	(a)	—	—	—	—	—	—	34,752	—	—	188,008	$5.41
	Various	(b)	—	—	—	—	—	—	47,728	—	—	268,942	Various	(b)
Cassan Pancham
2017 Short-Term Cash Incentive Restricted Stock Salary Stock	—		45,000	90,000	135,000	—	—	—	—	—	—	—	—
	3/21/2017	(a)	—	—	—	—	—	—	26,802	—	—	144,999	$5.41
	Various	(b)	—	—	—	—	—	—	44,247	—	—	250,000	Various	(b)

(a)	Shares of restricted stock compliant with TARP restrictions were granted based on the fair market value determined using the closing price of the Corporation’s Common Stock on the date of the grant, March 21, 2017 ($5.41). As explained above, given the Transferability Restrictions applicable to Restricted Stock, 50% of the shares of restricted stock granted to the NEOs on March 21, 2017 was forfeited on May 10, 2017, the date the Treasury sold its remaining 10,291,553 shares of the Corporation’s Common Stock. The amount of shares of restricted stock awarded on March 21, 2017, net of its related forfeiture, is presented herein.

(b)	Consists of Salary Stock paid to the NEOs in fiscal year 2017. Those shares were issued to the executive officers on a biweekly basis consistent with the Corporation’s normal pay cycle. The shares of Salary Stock were issued at market prices ranging from $4.75 to $6.86, which were based on the closing prices of the Corporation’s Common Stock on the closing day of each respective pay period.

60	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Executive Compensation Disclosure | Outstanding Equity Awards at Fiscal Year End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information with respect to the outstanding equity awards held by each of the NEOs as of December 31, 2017.

	OptionAwards					Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Unit or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Aurelio Alemán	—	—	—	—	—	263,081	$1,341,713	—	—
Orlando Berges	—	—	—	—	—	123,218	628,412	—	—
Calixto García-Vélez	—	—	—	—	—	104,466	532,777	—	—
Nayda Rivera	—	—	—	—	—	87,383	445,653	—	—
Cassan Pancham	—	—	—	—	—	77,679	396,163	—	—

OPTIONS EXERCISED AND STOCK VESTED INFORMATION

The following table includes certain information with respect to restricted stock that vested during 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired through Exercise (#)	Value Realized Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Aurelio Alemán	—	—	155,842	$897,129
Orlando Berges	—	—	88,967	512,103
Calixto García-Vélez	—	—	74,168	426,926
Nayda Rivera	—	—	56,418	324,757
Cassan Pancham	—	—	54,353	312,848

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreements. The following table discloses information regarding the employment agreements entered into with the NEOs.

Name (a)	Effective Date	2017 Base Salary	Term of Years
Aurelio Alemán	2/24/1998	$2,052,260	4
Orlando Berges	5/11/2009	$940,000	3

The agreements provide that, on each anniversary of the date of commencement of each agreement, the term of such agreement shall be automatically extended for an additional one (1) year period beyond the then-effective expiration date, unless either party receives written notice, not less than 90 days prior to the anniversary date, that the agreement shall not be further extended.

Under the employment agreement with Mr. Alemán, the Board may terminate Mr. Alemán at any time; however, unless such termination is for “cause” (as defined below), Mr. Alemán will be entitled to a severance payment of four (4) times his annual base salary, less all required deductions and withholdings, which payment shall be made semi-monthly over a period of one year. The employment agreement with Mr. Berges provides for severance payments in an amount prorated to cover the remaining balance of the three (3)-year employment agreement term times his base salary, unless such termination is for cause. “Cause” is defined to include personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, material violation of any law, rule or regulation (other than traffic violations or similar offenses), a final cease and desist order or any material breach of any provision of the employment agreement.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	61

Executive Compensation Disclosure | Employment Contracts, Termination of Employment, and Change in Control Arrangements

In the event of a “change in control” of the Corporation during the term of the current employment agreements, the executive is entitled to receive a lump sum severance payment equal to his then current base annual salary plus (i) the highest cash performance bonus received by the executive in any of the four (4) fiscal years prior to the date of the change in control in the case of Mr. Alemán and in any of the three (3) years prior to the date of the change in control in the case of Mr. Berges and (ii) the value of any other benefits provided to the executive during the year in which the change in control occurs, multiplied by four (4) in the case of Mr. Alemán and by three (3) in the case of Mr. Berges. Termination of employment is not a requirement for a change in control severance payment under the employment agreement of Mr. Alemán. With respect to Mr. Berges’s employment agreement, which was executed during 2009, Mr. Berges would be entitled to a severance payment due to a change in control if he is terminated within two years following the change in control. This change is consistent with the Board’s policy relating to employment contracts, under which all new employment contracts must require termination of employment in the event of a severance payment occurring with a change in control. Pursuant to the employment agreements, a “change in control” is deemed to have taken place if a third person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Corporation having 25% or more of the total number of votes which may be cast for the election of directors of the Corporation, or which, by cumulative voting, if permitted by the Corporation’s charter or By-laws, would enable such third person to elect 25% or more of the directors of the Corporation; or if, as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation before any such transaction cease to constitute a majority of the Board of the Corporation or any successor institution.

Mr. García-Vélez and Mr. Pancham do not have any employment agreement with the Corporation or the Bank as of the date of the filing of this Proxy Statement and Mrs. Nayda Rivera has a side letter providing for benefits as a result of a change in control of the Bank. Specifically, in the event of a change of ownership where FirstBank merges, acquires, and/or is acquired by another institution and/or any of its subsidiaries or affiliates, and as a result of such sale, merger or acquisition Mrs. Rivera’s employment is terminated by FirstBank, other than for cause, within one year of such event, Mrs. Rivera shall be entitled to receive from the Corporation a lump sum cash payment equal to one year of her then current annual base salary.

The First BanCorp Omnibus Incentive Plan, as amended, contains provisions governing termination of employment and change of control with respect to outstanding equity awards. The Omnibus Incentive Plan was amended pursuant to stockholder approval at the Corporation’s 2016 Annual Meeting of Stockholders to, among other things, increase the number of shares of Common Stock available for issuance under the Omnibus Incentive Plan, extend the Omnibus Incentive Plan’s termination date; and reapprove the performance goals under the plan.

The following table describes and quantifies the benefits and compensation to which the NEOs would have been entitled under existing plans and arrangements if their employment had terminated on December 31, 2017, based on their compensation and services as of that date. The amounts shown in the table do not include payments and benefits available generally to salaried employees upon termination of employment, such as accrued vacation pay, distributions from the 1165(e) plan or post-retirement welfare benefits available under broad-based employee plans.

Name		Death (a)	Disability (b)	Retirement	Resignation	Termination for Cause	Termination Without Cause (c)	Change in Control (c)
Aurelio Alemán	Cash Payment	$1,000,000	$—	$—	—	—	$8,209,040	$9,955,306
	Restricted Stock (d)	1,341,713	1,341,713	1,341,713	—	—	1,341,713	1,341,713
	Total	2,341,713	1,341,713	1,341,713	—	—	9,550,753	11,297,019
Orlando Berges	Cash Payment	1,000,000	—	—	—	—	2,217,370	3,284,353
	Restricted Stock (d)	628,412	628,412	628,412	—	—	628,412	628,412
	Total	1,628,412	628,412	628,412	—	—	2,845,782	3,912,765
Calixto García-Vélez	Cash Payment	1,000,000	—	—	—	—	545,928	545,928
	Restricted Stock (d)	532,777	532,777	532,777			532,777	532,777
	Total	1,532,777	532,777	532,777	—	—	1,078,704	1,078,704
Nayda Rivera	Cash Payment	1,000,000	—	—	—	—	1,145,479	1,145,479
	Restricted Stock (d)	445,653	445,653	445,653			445,653	445,653
	Total	1,445,653	445,653	445,653	—	—	1,591,132	1,591,132
Cassan Pancham	Cash Payment	1,000,000	—	—	—	—	2,081,346	2,081,346
	Restricted Stock (d)	396,163	396,163	396,163			396,163	396,163
	Total	1,396,163	396,163	396,163	—	—	2,477,509	2,477,509

62	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Executive Compensation Disclosure | Employment Contracts, Termination of Employment, and Change in Control Arrangements

(a)	With respect to the cash payment portion of death benefits, the NEOs and other executive vice presidents receive a life insurance benefit of $1,000,000. All other employees receive a life insurance benefit of $500,000.

(b)	The cash disability entitlement is not reflected in this column given that disability payments are payable to the executive on a monthly basis throughout a period of time following an executive’s disability and not as a lump sum payment upon the disability event.

Mr. Alemán is entitled to receive disability payments if it is determined that he is temporarily unable to perform his duties, in which case Mr. Alemán will receive 60% of his base salary, exclusive of any other benefits to which he is entitled under the corporate-wide disability plan available to other employees until such time as he may rejoin active employment. If it is determined that he is permanently disabled, that is, he is absent due to physical or mental illness on a full-time basis for three (3) consecutive months, Mr. Alemán will receive 60% of his compensation for the remaining term of his employment agreement. Assuming permanent disability as of December 31, 2017, Mr. Alemán would have been entitled to receive monthly amounts for the remaining term of his employment agreement (a 3.15-year period) totaling for such period approximately $3,879,615.

Messrs. Berges, García-Vélez, Rivera and Pancham are entitled to receive disability benefits under the corporate-wide disability plan available to other employees, which is based on an employee’s compensation and is limited to a maximum benefit of $10,000 per month payable over a period determined based on the employee’s age on which the disability begins. In the event disability begins at age 62 or under, the employee will receive benefits until the later of his/her 65th birthday or the date on which the 42nd monthly benefit is payable. Hence, if Messrs. Berges, García-Vélez, Rivera and Pancham had become disabled as of December 31, 2017, they would each have been entitled to receive monthly disability benefits through the age of 65 in an amount that would have totaled for such period approximately $600,000 for Mr. Berges; $1,750,000 for Mr. García-Vélez; $2,490,000 for Mrs. Rivera; and $890,000 for Mr. Pancham.

(c)	Under Puerto Rico law, if any employee (including a NEO) is terminated from his employment without “just cause,” as said term is defined by Puerto Rico Law No. 80 of May 30, 1976, he or she would be entitled to a statutory severance payment, which is calculated as follows: (i) employees with less than five years of employment — two months of total cash compensation plus an additional one week of salary per year of service; (ii) employees with five through fifteen years of employment — three months of total cash compensation plus two weeks of salary per year of service; and (iii) employees with more than fifteen years of employment — six months of total cash compensation plus three weeks of salary per year of service.

The cash payments identified in this column for Messrs. Alemán and Berges are those pursuant to their employment contract provisions. The amounts included for Messrs. García-Vélez, Rivera and Pancham are those pursuant to the statutory provisions given that they do not have employment contracts and the statutory amount with respect to Mrs. Rivera is higher than the benefit for which she is untitled under the aforementioned side letter.

(d)	Values of restricted stock are based on $5.10 per share, the Corporation’s Common Stock closing price as of December 29, 2017 (December 31, 2017 fell on a non-trading day). Following are termination provisions on the restricted stock based on the type of termination prior to vesting:

Type of Termination	Restricted Stock	Description
Death	Vests	In the event of the death while in the employ of the Corporation, awards held which have not vested shall vest.
Disability	Vests	In the event employment ends by reason of disability, awards held which have not vested shall vest.
Retirement	Vests	In the event employment ends by reason of a retirement, awards held which have not vested shall vest.
Resignation	Forfeited	In the event employment ends as a result of a resignation from the Corporation or an affiliate, awards held which have not vested shall be forfeited and canceled upon such termination.
Termination With Cause	Forfeited	In the event employment is terminated by the Corporation or any affiliate for cause, awards held which have not vested shall be forfeited and canceled upon such termination.
Termination Without Cause	Vests	In the event employment is terminated by the Corporation or any affiliate without cause, awards held which have not vested shall vest.
Change of Control	Vests	In the event employment is involuntarily terminated within one year after a Change in Control, awards held which have not vested shall vest.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	63

Executive Compensation Disclosure | CEO Pay Ratio

CEO PAY RATIO

Below is (i) the 2017 annual total compensation of our CEO; (ii) the 2017 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee, and (iv) the methodology we used to calculate our CEO pay ratio:

CEO 2017 Annual Total Compensation (a)	$3,378,132
Median Employee 2017 Annual Total Compensation	$29,457
CEO to Median Employee Pay Ratio	114:1

(a)	This annual total compensation is the Total Compensation from the Summary Compensation Table.

Assuming that the Corporation had not been subject to the TARP-related restrictions and the CEO’s total compensation in 2017 had consisted solely of a cash base salary and a short- and long-term incentive award consistent with the new executive compensation program established in July 2017, the CEO’s total compensation would have been $2,879,851 and the ratio of the CEO’s total compensation to the median employee pay ratio would have been approximately 98:1 for 2017.

Methodology

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Our methodology and process is explained below:

Determined Employee Population. We began with our global employee population as of December 31, 2017, including full-time, part-time, and seasonal or temporary workers employed by the Corporation or consolidated subsidiaries, but excluding our CEO. As of December 31, 2017, our total population consisted of 2,612 employees, excluding the CEO, all of whom worked in Puerto Rico, Florida, the United States Virgin Islands and the British Virgin Islands.

Identified the Median Employee. To identify the median compensated employee, we calculated compensation for each employee using 2017 W-2 total compensation as reported on Box 19 of Form 499R-2/W-2 PR for Puerto Rico employees, Box 6 of Form W-2 for United States and United State Virgin Island employees and the equivalent compensation for British Virgin Island employees. We annualized pay for those individuals not employed for a full year in 2017.

Calculated CEO Pay Ratio. We calculated our median employee’s annual total compensation for 2017 according to the SEC’s instructions for preparing the Summary Compensation Table. We then calculated our CEO’s annual total compensation using the same approach to determine the pay ratio shown above.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

64	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

SEC rules and regulations require that proposals that stockholders would like included in a company’s proxy materials must be received by the Secretary of the Corporation no later than 120 days before the first anniversary of the date on which the previous year’s proxy statement was first mailed to stockholders unless the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting. When the date is changed by more than 30 days from the date of the previous year’s meeting, the deadline is a reasonable time before the company begins to print and send its proxy materials. The Corporation expects to hold its 2019 Annual Meeting of Stockholders on or before May 23, 2019, subject to the right of the Board to change such date based on changed circumstances.

Any proposal that a stockholder wishes to have considered for presentation at the 2019 Annual Meeting and included in the Corporation’s proxy statement and form of proxy used in connection with such meeting, must be forwarded to the Secretary of the Corporation at the principal offices of the Corporation no later than December 14, 2018. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

If a stockholder intends to present a proposal for consideration at the 2018 Annual Meeting outside of the processes of Rule 14a-8 promulgated under the Exchange Act, such proposal must be forwarded to the Secretary of the Corporation at the principal offices of the Corporation no later than February 27, 2019, or such proposal will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting, without including information regarding such proposal in our proxy materials.

Under Article I, Section 14 of the Corporation’s By-laws, if a stockholder seeks to propose a nominee for director for consideration at the annual meeting of stockholders, notice must be received by the Corporate Secretary of the Corporation at least 30 days prior to the date of the annual meeting of stockholders. Accordingly, under the By-laws, any stockholder nominations for directors for consideration at the 2019 Annual Meeting must be received by the Secretary of the Corporation at the principal offices of the Corporation no later than April 23, 2019, assuming that the 2019 Annual Meeting is held on May 23, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2017, all Section 16(a) forms were filed in a timely manner except one Form 4 filed late by each of Ginoris López-Lay, Nayda Rivera , Cassan Pancham, Michael McDonald and Donald Kafka, to report an award by the Corporation of Salary Stock; two form 4’s filed late by Joshua D. Bresler to report changes in THL’s beneficial ownership of shares of the Corporation’s Common Stock; two Form 4’s filed late by Pedro Romero to report the disposition of shares required for tax withholding purposes upon the vesting of restricted stock; one Form 4 filed late by Luz A. Crespo to report the disposition of shares required for tax withholding purposes upon the vesting of restricted stock; and one Form 3 and one Form 4 filed late by John A. Heffern to report his beneficial ownership in shares of the Corporation’s Common Stock and a subsequent award by the Corporation of restricted stock.

HOUSEHOLDING

The SEC’s “householding” rules permit us to deliver only one Notice of Annual Meeting and Proxy Statement or Notice of Internet Availability of Proxy Materials to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling Lawrence Odell, Secretary of the Board of Directors, at 787-729-8041, or by writing to Lawrence Odell, Secretary of the Board of Directors, at First BanCorp, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908 or at lawrence.odell@firstbankpr.com. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or addresses given above.

If you are a beneficial owner of Common Stock (i.e., your shares are held in the name of a bank, broker, trustee or other holder of record), the bank, broker, trustee or other holder of record may deliver only one copy of the proxy materials to stockholders who have the same address unless the bank, broker, trustee or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the proxy materials, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker, or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	65

OBTAINING THE ANNUAL REPORT

A copy of our Annual Report, which serves as our Annual Report to Stockholders, has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at our annual meeting of stockholders. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. Stockholders may obtain copies of our Annual Report, as filed with the U.S. Securities and Exchange Commission, without charge upon written request. Any exhibits listed in the 2017 10-K will also be furnished upon written request at the Corporation’s expense. Any such request should be directed to Lawrence Odell, Secretary of the Board of Directors, at First BanCorp, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908. An electronic copy of the 2017 10-K is also available on the Corporation’s website at www.firstbankpr.com or at http://bnymellon.mobular.net/bnymellon/fbp.

By Order of the Board of Directors,

/s/ Lawrence Odell

Lawrence Odell

Secretary

San Juan, Puerto Rico

66	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

Obtaining the Annual Report | Appendix A

APPENDIX A

First BanCorp Reconciliation of Non-GAAP Financial Measures

Non-GAAP Pre-Tax Pre-Provision Income for the years ended December 31, 2017 and December 31, 2016

(in thousands)	December 31, 2017	December 31, 2017
Income before income taxes	$61,983	$130,259
Add: Provision for loan and lease losses	144,254	86,733
Add/(Less): Loss (Gain) on investment and impairments	11,860	(964)
Less: Storm-related idle time payroll and rental costs insurance recovery	(1,819)	—
Add: Storm-related expenses	2,544	—
Add: Unrealized loss on derivative instruments	2	—
Add: Severance payments on job discontinuance		281
Less: Brokerage and insurance commissions, primarily from sale of large fixed annuities contracts, net of incentive costs	—	(1,692)
Less: Adjustment to reduce the credit card rewards liability due to unusually large customer forfeitures		(2,732)
Add: Secondary offering costs	392	590
Less: Gain early extinguishment of debt	(1,391)	(4,217)
Adjusted pre-tax, pre-provision income	$217,825	$208,258

Non-GAAP Tangible Book Value for the years ended December 31, 2017 and December 31, 2016

(In thousands, except ratios and per share information)	December 31, 2017	December 31, 2016
Tangible Equity:
Total equity—GAAP	$1,869,097	$1,786,243
Preferred equity	(36,104)	(36,104)
Goodwill	(28,098)	(28,098)
Purchased credit card relationship intangible	(8,000)	(10,531)
Core deposit intangible	(5,478)	(7,198)
Insurance customer relationship intangible	(775)	(927)
Tangible common equity	$1,790,642	$1,703,385
Tangible Assets:
Total assets—GAAP	$12,261,268	$11,922,455
Goodwill	(28,098)	(28,098)
Purchased credit card relationship intangible	(8,000)	(10,531)
Core deposit intangible	(5,478)	(7,198)
Insurance customer relationship intangible	(775)	(927)
Tangible assets	$12,218,917	$11,875,701
Common shares outstanding (1)	216,278	217,446
Tangible common equity ratio	14.65%	14.34%
Tangible book value per common share	$8.28	$7.83

(1)	In May 2017, the U.S. Treasury sold its remaining shares of common stock in First BanCorp. As a result senior officers forfeited, approximately 2.4 million of restricted shares that they held.

Proxy Statement for the 2018 Annual Meeting of Shareholders	First Bancorp, Inc.	67

Obtaining the Annual Report | Appendix A

Non-GAAP Adjusted Net Income, Adjusted Return on Average Assets and Adjusted Return on Average Equity for the year ended December 31, 2017

(In thousands)	December 31, 2017
Net income, as reported (GAAP)	$66,956
Adjustments:
Storm-related provision for loan and lease losses	71,304
Storm-related expenses	2,544
Storm-related idle time payroll and rental costs insurance recovery	(1,819)
Gain on early extinguishment of debt	(1,391)
Income tax benefit related to change in tax-status of certain subsidiaries	(13,161)
Secondary offering costs	392
OTTI on debt securities	12,231
government debt securities sold	(371)
Income tax impact of adjustments (1)	(28,906)
Adjusted net income (Non-GAAP)	$107,779
Total Average Assets	11,973,277
Return on Average Assets	0.56%
Return on Average Assets (adjusted)	0.90%
Total Average Equity	1,842,328
Return on Average Equity	3.63%
Return on Average Equity (adjusted)	5.85%

68	First Bancorp, Inc.	Proxy Statement for the 2018 Annual Meeting of Shareholders

First BanCorp ATTN: SARA ALVAREZ 1519 PONCE DE LEON AVE., STOP 23 P.O. BOX 9146 SANTURCE, PR 00908-0146 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1    1    OF                2 1 1    VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 23, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 23, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.    NAME THE COMPANY NAME INC.—COMMON THE COMPANY NAME INC.—CLASS A THE COMPANY NAME INC.—CLASS B THE COMPANY NAME INC.—CLASS C THE COMPANY NAME INC.—CLASS D THE COMPANY NAME INC.—CLASS E THE COMPANY NAME INC.—CLASS F THE COMPANY NAME INC.—401 K    CONTROL #     SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE1OF2    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY    THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.    The Board of Directors recommends you vote FOR the following:    1.Election of Directors Nominees 1AAurelio Alemàn 1BJuan Acosta Reboyras 1CLuz A. Crespo 1DRobert T. Gormley 1EJohn A. Heffern 1FRoberto R. Herencia 1GDavid I. Matson 1HJosé Menéndez-Cortada For Against Abstain    The Board of Directors recommends you vote 1 YEAR on the following proposal: 3. To provide an advisory vote on the    frequency of future advisory votes on    the Corporation’s executive    compensation.    1 year 2 years 3 years Abstain    NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.    The Board of Directors recommends you vote FOR the following proposal: 2. To approve on a non-binding basis the 2017    compensation of the Corporation’s named    executive officers (“NEOs’);    For Against Abstain    Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.    Signature [PLEASE SIGN WITHIN BOX] Date    Signature (Joint Owners) Date    SHARES CUSIP # SEQUENCE #    JOB #    0000375904_1    R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com    First BanCorp Annual Meeting of Stockholders May 24, 2018 This proxy is solicited by the Board of Directors    The stockholder(s) hereby appoint(s) Roberto R. Herencia and Aurelio Alemán, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of First BanCorp that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, local time, on May 24, 2018, at the Corporation’s principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico 00908, and any adjournment or postponement thereof (the “2018 Annual Meeting”). The Stockholder(s) acknowledges(s) receipt of the Notice of the 2017 Annual and proxy statement. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy will revoke any previously executed proxy with respect to the 2018 Annual Meeting. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting. Continued and to be signed on reverse side    0000375904_2    R1.0.1.17